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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ZaZa Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ZaZa Energy Corporation
1301 McKinney Street
Suite 2850
Houston, Texas 77010

April [    •    ], 2013

To Our Stockholders:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders of ZaZa Energy Corporation (the "Company") to be held on May 30, 2013 commencing at 11:00 a.m. local time at the Company's offices located at 1301 McKinney Street, Suite 2850, Houston, Texas 77010. Proxy materials, which include a Notice of the Meeting, proxy statement and proxy card, are enclosed with this letter. The attached proxy statement is first being mailed to stockholders of ZaZa Energy Corporation on or about April 30, 2013. We have also enclosed our 2012 Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

        Our board of directors has called this Annual Meeting for you to consider and act upon:

  (1)
  The election of six directors nominated to our board of directors to serve until the next Annual Meeting of Stockholders;

  (2)
  An amendment (the "Plan Amendment") to the ZaZa Corporation Long-Term Incentive Plan (the "Plan") to include a provision automatically reserving additional shares for issuance under the Plan as of June 30 of each fiscal year;

  (3)
  A proposal to grant our board of directors discretionary authority to amend the Company's certificate of incorporation to effect a reverse split of our common stock (the "Reverse Split");

  (4)
  The approval of the issuance of greater than 20% of the outstanding shares of our common stock in connection with any conversion of or the payment of interest make-whole on the Company's 9.00% Convertible Senior Notes due 2017 (the "Convertible Notes"); and

  (5)
  The ratification of the appointment of our selection of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.

        Our current board of directors unanimously recommends that you approve the election of the individuals nominated to our board of directors; approve the Plan Amendment; approve the Reverse Split; approve the issuance of greater than 20% of the outstanding shares of our common stock in connection with any conversion of the Convertible Notes; and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

        Your vote is important to us and our business.    Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope. If you attend the meeting after having returned the enclosed proxy card, you may revoke your proxy, if you wish, and vote in person. A proxy may also be revoked at any time before it is exercised by giving written notice to, or filing a duly exercised proxy bearing a later date with, our Secretary. If you would like to attend and your stock is not registered in your own name, please ask the broker, trust, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.

        We look forward to seeing you at the meeting.

Sincerely,
Todd A. Brooks President and Chief Executive Officer ZaZa Energy Corporation

ZaZa Energy Corporation
1301 McKinney Street
Suite 2850
Houston, Texas 77010

NOTICE OF THE 2013
ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of the Stockholders of ZaZa Energy Corporation, or the Company, will be held on May 30, 2013, at 11:00 a.m. local time at the Company's offices located at 1301 McKinney Street, Suite 2850, Houston, Texas 77010 for the following purposes:

  1.
  To elect six (6) directors to our board of directors, each to serve until the next Annual Meeting of Stockholders;

  2.
  An amendment (the "Plan Amendment") to the ZaZa Corporation Long-Term Incentive Plan (the "Plan") to include a provision automatically reserving additional shares for issuance under the Plan as of June 30 of each fiscal year;

  3.
  A proposal to grant our board of directors discretionary authority to amend the Company's certificate of incorporation to effect a reverse split of our common stock (the "Reverse Split");

  4.
  The approval of the issuance of greater than 20% of the outstanding shares of our common stock in connection with any conversion of or the payment of interest make-whole on the Company's 9.00% Convertible Senior Notes due 2017 (the "Convertible Notes");

  5.
  To ratify the appointment of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2013; and

  6.
  To transact any other business as may properly come before the Annual Meeting or any adjournment thereof, including, without limitation, the adjournment of the annual meeting in order to solicit additional votes from stockholders in favor of adopting the foregoing proposals.

        Only stockholders of record at the close of business on April 15, 2013, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such stockholders will be open to examination, during regular business hours, by any stockholder for at least ten days prior to the Annual Meeting, at our offices at 1301 McKinney Street, Suite 2850, Houston, Texas 77010. Stockholders holding at least one-third of the outstanding shares of our common stock are required to be present or represented by proxy at the meeting to constitute a quorum.

YOUR VOTE IS IMPORTANT

        Your broker cannot vote your shares on your behalf until it receives your voting instructions. If you prefer, you may vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope. If you do attend the meeting and prefer to vote in person, you may do so.

By Order of the Board of Directors,
Todd A. Brooks President and Chief Executive Officer ZaZa Energy Corporation

Houston, Texas
April [    •    ], 2013

Proxy Statement for the
Annual Meeting of Stockholders of
ZAZA ENERGY CORPORATION
To Be Held on May 30, 2013

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
The Annual Meeting	1
Voting and Proxy Procedures	2
Quorum and Required Votes	3
Additional Questions and Information	4
PROPOSAL 1 ELECTION OF DIRECTORS	5
Board of Directors	5
Voting	5
Recommendation and Proxies	5
Nominees for Election	6
CORPORATE GOVERNANCE	8
Management of ZaZa Energy Corporation	8
Board of Directors	8
Director Independence	8
Leadership Structure of the Board	9
Risk Oversight	9
COMPENSATION DISCUSSION AND ANALYSIS	12
COMPENSATION COMMITTEE REPORT	25
DIRECTOR COMPENSATION	26
Director Compensation for the 2012 Fiscal Year	26
MANAGEMENT	27
Executive Officers	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	31
PROPOSAL 2	32
AMENDMENT TO THE ZAZA ENERGY CORPORATION LONG TERM INCENTIVE PLAN	32
PROPOSAL 3 DISCRETIONARY AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK	43
PROPOSAL 4	49
APPROVAL OF ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF 20% OF THE OUTSTANDING SHARES IN CONNECTION WITH A CONVERSION OF OR THE PAYMENT OF INTEREST MAKE-WHOLE ON THE 9.00% SENIOR CONVERTIBLE NOTES DUE 2017	49
PROPOSAL 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	52
Vote Required for Approval	53
OTHER MATTERS	54
Section 16(a) Beneficial Ownership Reporting Compliance	54
Stockholder Proposals	54
Communications with Directors or the Board of Directors	55
Availability of Annual Report	55
ANNEX A	A-1
ANNEX B	B-1

i

ZaZa Energy Corporation
1301 McKinney Street
Suite 2850
Houston, Texas 77010

PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2013

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The Annual Meeting

Definitions:

        Unless otherwise indicated, the terms "Company," "ZaZa", "we," "our," and "us" are used in this proxy statement to refer to ZaZa Energy Corporation together with its wholly owned subsidiaries. The terms "board" and "board of directors" refer to our board of directors.

What is a proxy statement and why is it important?

        We hold a meeting of stockholders annually. This year's meeting will be held on May 30, 2013. Our board of directors is seeking your proxy to vote at the 2013 Annual Meeting of Stockholders ("Annual Meeting"). This proxy statement contains important information about the Company and each of the matters to be voted on at the meeting. We are first mailing this proxy statement to stockholders on or about April 26, 2013. Please read these materials carefully so that you have the information you need to make informed decisions.

        You do not need to attend the Annual Meeting to vote. Instead, you may simply complete, sign and return the enclosed proxy card.

When and where is the Annual Meeting?

        The 2013 Annual Meeting of Stockholders of ZaZa Energy Corporation will be held on May 30, 2013, at 11:00 a.m., local time, at the Company's offices located at 1301 McKinney Street, Suite 2850, Houston, Texas 77010.

What am I being asked to vote upon?

        You are being asked to (1) approve the election of the directors nominated to our board of directors to serve until the next Annual Meeting of Stockholders; (2) approve an amendment (the "Plan Amendment") to the ZaZa Corporation Long-Term Incentive Plan (the "Plan") to include a provision automatically reserving additional shares for issuance under the Plan as of the beginning of each fiscal year; (3) approve a proposal to grant our board of directors discretionary authority to amend the Company's certificate of incorporation to effect a reverse split of our common stock (the "Reverse Split"); (4) approve the issuance of greater than 20% of the outstanding shares of our common stock (the "Stock Issuance Approval") in connection with any conversion of or the payment of make-whole interest on the Company's 9.00% Convertible Senior Notes due 2017 (the "Convertible

Notes"); (5) ratify the appointment of the firm of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2013; and (6) consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Voting and Proxy Procedures

Who may vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 15, 2013, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares of Common Stock of ZaZa Energy Corporation, par value $0.0001 per share, each referred to as a share, that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

        It is critical that you instruct your broker how you wish to vote your shares on Proposal 1 and Proposal 2. Absent instructions from you, the bank or broker may not vote your shares on these proposals and your shares will be considered broker non-votes, which will have no effect on the outcome of the proposal for consideration at the annual meeting.

What are the voting rights of the holders of shares?

        Each share is entitled to one vote on all matters. Your proxy card indicates the number of shares that you owned as of the record date.

Who is soliciting my proxy?

        Our board of directors on behalf of the Company is soliciting proxies to be voted at the Annual Meeting.

What different methods can I use to vote?

        By Written Proxy.    Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

        If you properly follow the instructions above in time to vote, your "proxy" (Todd A. Brooks or Ian H. Fay are the individuals named as proxies on your proxy card) will vote your shares as you have directed. Unless otherwise directed by you, your proxy will vote your shares:

  •
  FOR the election of the six director nominees proposed by our board of directors;

  •
  FOR the Plan Amendment;

  •
  FOR the Reverse Split;

  •
  FOR the Stock Issuance Approval; and

  •
  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm.

        If any other matter is presented, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their best judgment. At the time this proxy statement was first mailed to stockholders, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

        In Person.    All stockholders of record may vote in person at the Annual Meeting. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the record date.

How may I revoke my signed proxy card?

        You may revoke your proxy card or change your vote at any time before your proxy is voted at the Annual Meeting. You can do this in one of three ways:

  •
  You can send a written notice in advance of the meeting to our Secretary at 1301 McKinney Street, Suite 2850, Houston, Texas 77010, stating that you would like to revoke your proxy.

  •
  You can complete and submit a later-dated proxy card.

  •
  You can attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not alone revoke your proxy unless you vote at the meeting as described below.

  •
  If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

What does it mean if I get more than one proxy card?

        It indicates that your shares are held in more than one account, such as two brokerage accounts registered in different names. You should complete each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better service. You should contact your broker, bank or nominee for more information. Additionally, our transfer agent, American Stock Transfer & Trust Company, LLC, can assist you if you want to consolidate multiple accounts registered in your name by contacting our transfer agent at 6201 15th Avenue, Brooklyn, New York 11219, Telephone: (800) 937-8200.

Quorum and Required Votes

How many votes are needed to hold the meeting?

        One-third of the outstanding shares as of the record date must be represented at the meeting in order to hold the meeting and conduct business. This is called a quorum. As of April 15, 2013, the record date, there were 102,512,725 shares outstanding held by approximately 112 holders of record. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share held by such stockholder on the record date. Our bylaws do not provide for cumulative voting.

        Shares are counted as present at the Annual Meeting if:

  •
  the stockholder is present and votes in person at the meeting,

  •
  the stockholder has properly submitted a proxy card, or

  •
  under certain circumstances, the stockholder's broker votes the shares.

Who will count the vote?

        Representatives of American Stock Transfer & Trust Company, N.A., our transfer agent, will tabulate the votes.

How many votes are required to approve the proposals?

        The affirmative vote of holders of at least a plurality of the shares entitled to vote who are present, in person or by proxy, is required to elect directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors (Proposal 1).

        The affirmative vote of holders of a majority of the shares entitled to vote and present in person or by proxy at the meeting is required for Proposal 2, Proposal 3, Proposal 4 and Proposal 5. Abstentions and broker non-votes will not be taken into account in determining the outcome of the approval of the Plan Amendment (Proposal 2).

How are abstentions and broker non-votes counted?

        Abstentions and broker non-votes are included in determining whether a quorum is present.

        Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors or the approval of the Plan Amendment.

        For the purpose of determining whether a proposal other than the election of directors or the approval of the Plan Amendment has received a majority vote, abstentions are included in the vote totals with the result that an abstention will have the same effect as a vote against.

        With respect to the approval of the Reverse Split, the Stock Issuance Approval and the approval of the auditors, brokers have the discretionary authority to vote on this proposal. Therefore, to the extent of any broker non-votes on Proposal 3, Proposal 4 or Proposal 5, these will have the same effect as a vote against the proposal.

How are proxies solicited?

        Proxies may be solicited by mail, telephone, or other means by our officers, directors and our employees. No additional compensation will be paid to these individuals in connection with proxy solicitations. We will pay for distributing and soliciting proxies and will reimburse banks, brokers and other custodians their reasonable fees and expenses for forwarding proxy materials to stockholders.

Additional Questions and Information

        If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:

ZaZa Energy Corporation
1301 McKinney, Suite 2850
Houston, Texas 77010
Attention: Scott Gaille
Chief Compliance Officer & General Counsel

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

        Pursuant to the stockholders' agreement entered into as part of the combination (the "Combination") of ZaZa Energy, LLC ("ZaZa LLC") and Toreador Resources Corporation ("Toreador") and our amended and restated bylaws, for the three years following the closing of the Combination, our board of directors will consist of nine members, and the three former members of ZaZa LLC (the "ZaZa LLC Members") are entitled to designate a proportional number of directors to the board of directors (but not more than seven) based upon the ZaZa LLC Members' (and their permitted transferees') percentage ownership of ZaZa. Pursuant to the stockholders' agreement, for three years after closing, in connection with each annual meeting of the stockholders of ZaZa, or special meeting calling for the election of directors, the ZaZa LLC Members and their permitted transferees will have the right to nominate a number of directors of ZaZa in proportion to their percentage ownership of ZaZa common stock, and a three member nominating committee, two of the members of which will be the initial Toreador designees or their successors, will nominate the remaining number of directors for election at the annual meeting. The ZaZa LLC Members agreed to vote their shares in favor of the individuals nominated and not to vote in favor of the removal of any such individuals in accordance with the foregoing. Each of the nominees for election to the board of directors is currently a director. If elected at the annual meeting, each of the nominees will be elected to hold office for a one year term and thereafter until his successor has been elected and qualified, or until his earlier death, resignation or removal. There are currently three vacancies on the board of directors. The board of directors believes that its current composition puts the Company in a position to achieve its goals and does not currently intend to seek to fill these vacancies.

Voting

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as may be nominated by our board of directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Recommendation and Proxies

  The board of directors recommends a vote FOR each of the nominees named below.

        The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority FOR the election of the nominees named below. Although our board of directors does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

        Set forth below is biographical information regarding each director nominee and information regarding the specific experience, qualifications, attributes and skills that qualify the nominees to serve on the board of directors. Each of the director nominees is an existing director standing for re-election for a one-year term expiring at the 2014 Annual Meeting.

 Nominees for Election

        Todd Alan Brooks, age 38. Mr. Brooks has served as a director of ZaZa since the Combination. Mr. Brooks graduated from Vanderbilt University in 1997 with a degree in Economics. Immediately thereafter, he earned a Doctor of Jurisprudence from South Texas College of Law in 2000. Mr. Brooks worked as a production analyst for L.J. Melody & Co, one of the largest real estate investment banking firms in the U.S., from 2000 to 2003. Mr. Brooks worked in the field as a land man for OGM Land, based in Houston, from 2004 until 2006, where he delivered title work and negotiated oil & gas leases on behalf of OGM's clients in East Texas, Arkansas, and the Gulf Coast. In 2006, Mr. Brooks became trustee for his family's mineral trusts. Mr. Brooks is also the principal of Neuhaus Brooks Investments, LLC, a company focused on making energy investments in multiple geographic regions. Mr. Brooks formed ZaZa LLC in 2009 with Messrs. Kearby and Hearn. Mr. Brooks now serves as Executive Director, President & Chief Executive Officer for ZaZa. Mr. Brooks brings to the board of directors of ZaZa his experience in asset evaluation, capital markets, and acquiring oil and gas leases in the Eagle Ford shale on behalf of ZaZa, and other leases on behalf of previous employers.

        Travis H. Burris, age 51. Mr. Burris has served as a director of ZaZa since the Combination. From April 2008 to the present, Mr. Burris has been a director of Forbes Energy Services, an oilfield services company, where he has served as a member of the Audit Committee and as the Chairman of the Compensation Committee of the board of directors. Mr. Burris also serves as the Chairman of the Board for several private companies, including: Agrow Credit Corporation, Inc., where he has been a director since 1995; Cash Box Pawn, Inc., where he has been a director since 2000; Producers Ag Finance, where he has been a director since 2001; and Resonant Finance, where he has been a director since 2007. Mr. Burris' past service on boards of director includes service as the Chairman of the Board of Falfurrias State Bank from 2001 to 2010, as a director of Mesquite Helicopter Service, Inc. from 1994 to 2008, as a director of Mesquite Aviation from 1998 to 2008, as a director of Resonant Technology since 2006, and, from 1990 to 2007, as the founder and Chairman of the Board of Alice Loan Company, a real estate development company. In addition, as a serial entrepreneur, Mr. Burris has been President, Chief Executive Officer and a director of Texas Champion Bank since 1987, Founder, and President of G. and G. Loan Company since 1991, and has significant ownership stakes in various ranching and real estate investment businesses. Mr. Burris received a Bachelor of Business Administration degree in Finance from Texas A&M University in 1983. Mr. Burris' experience as a director at numerous businesses including those in the oilfield services and banking industries provides him with valuable expertise as a director of ZaZa. Mr. Burris has been appointed by the board of directors to serve as the chairman of the Audit Committee and as the chairman of the Compensation Committee of our board of directors.

        John E. Hearn, Jr., age 55. Mr. Hearn has served as a director of ZaZa since the Combination. From 1984 until 1990, Mr. Hearn was a staff geologist and then a member of the Major Play Exploration Team with Texas Oil & Gas in Corpus Christi. Mr. Hearn founded Lara Energy Inc. in 1991. Mr. Hearn formed ZaZa LLC in 2009 with Messrs. Brooks and Kearby. Mr. Hearn managed ZaZa LLC's technical team and evaluated drilling during development for ZaZa LLC in the Eagle Ford shale. Mr. Hearn now serves as Chief Operating Officer for ZaZa. Mr. Hearn received a Bachelor of Science Degree in Geology in 1980 from the University of Houston. Mr. Hearn brings to the board of directors more than 30 years of technical background and experience in the oil and gas industry.

        Gaston L. Kearby, age 52. Mr. Kearby has served as a director of ZaZa since the Combination. Mr. Kearby founded Omega Energy Corp. in 1988 (currently named Omega Energy, LLC) and today serves as its President and Chief Executive Officer. Omega is a privately held, Corpus Christi-based oil and gas company that owns a portfolio of interests in operated and non-operated oil and gas properties in Texas and adjoining states. Mr. Kearby began his career in the oil and gas industry in 1984, buying and selling drilling pipe to oil well operators in south Texas. Over time, his business expanded to include capping, salvaging and reselling drilling pipe reclaimed from unproductive wells, as well as purchasing and operating existing wells. In 2009, Mr. Kearby founded ZaZa with Messrs. Brooks and Hearn to pursue opportunities in the emerging Eagle Ford shale and elsewhere. While Mr. Kearby's experience has been primarily focused in oil and gas operations in south Texas, his experience includes overseeing production operations spanning a large part of North America. Mr. Kearby's depth of experience in evaluating, acquiring, enhancing and operating existing production wells is valuable to the board of directors of ZaZa.

        A. Haag Sherman, age 47. Mr. Sherman has served as a director of ZaZa since his appointment on December 7, 2012. Mr. Sherman is a co-founder, partner and non-executive Vice Chairman of Salient Partners, L.P. ("Salient"), a Houston based investment firm with approximately $18 billion in assets. In addition, Mr. Sherman serves on the boards of directors of: Hilltop Holdings, Inc. (NYSE:HTH), which recently acquired PlainsCapital Corporation, a bank holding company with assets in excess of $6 billion; Salient MLP & Energy Infrastructure Fund (NYSE: SMF) and Salient Midstream & MLP Fund (NYSE: SMM), non-diversified, closed-end management investment companies investing primarily in the securities of master limited partnerships, energy infrastructure companies and midstream companies; Blue Dolphin Energy Corporation (OTCQX: BDCO), a Delaware corporation located in Houston which engages in crude oil and condensate processing, as well as the gathering and transportation and the exploration and production of oil and natural gas; and The Endowment Fund Complex, a collection of closed-end, non-diversified, management investment companies. From 2002 to 2011, Mr. Sherman held various executive positions with Salient and its affiliates, including Chief Investment Officer and Chief Executive Officer. Prior thereto, he served as an executive officer and partner of The Redstone Companies where he, among other things, managed a private equity portfolio. Mr. Sherman is an honors graduate of the University of Texas School of Law and a cum laude graduate of Baylor University. He also previously practiced corporate law at Akin, Gump, Strauss, Hauer & Feld, LLP and was an auditor at Price Waterhouse, a public accounting firm. Mr. Sherman is an attorney and certified public accountant, in each case licensed in the State of Texas.

        Herbert C. Williamson III, age 63. Mr. Williamson has served as a director of ZaZa since the Combination and previously served as a director of Toreador from January 2006 until the Combination. He is a private investor and has significant oil and gas experience with a strong focus on international activities. From July 2001 to June 2002, he was a part-time consultant to Petrie Parkman and Company for new business development. From April 1999 through July 2001 he was a Director and Interim Chief Financial Officer of Merlon Petroleum Company. From October 1998 through April 1999 he was a Director and Chief Financial Officer of Seven Seas Petroleum. From 1995 through 1998 he was a Director in the Energy Group of Credit Suisse. From 1985 until 1995, he was Vice Chairman and Executive Vice President at Parker & Parsley Petroleum Company. Mr. Williamson holds an MBA degree from Harvard Business School in 1977 and a BA degree from Ohio Wesleyan University in 1970. He also serves as a director of Merlon International, a private oil and gas exploration company with primary operations in onshore Egypt, and as a director of Eagle Rock Energy Partners, LLC, a domestic U.S. midstream and upstream oil and gas company. Mr. Williamson brings to the Board of Directors extensive industry experience as an executive and a consultant with a focus on finance, investment banking and general management. Mr. Williamson has been elected as non-executive chairman of our board of directors and appointed by the board of directors to serve as the chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee of our board of directors.

 CORPORATE GOVERNANCE

Management of ZaZa Energy Corporation

        Our directors and officers manage our operations and activities. Other than through their ability to elect our directors as described below, stockholders will not be entitled to directly or indirectly participate in our management or operation.

        Our bylaws currently provide for a board of directors containing nine members. We currently have three vacancies on our board of directors. The board of directors believes that its current composition puts the Company in a position to achieve its goals and does not currently intend to seek to fill these vacancies.

        Our stockholders are entitled to annually elect all of our directors, subject to the procedures described under "Proposal 1—Election of Directors—Board of Directors." Directors hold office until the earlier of their death, resignation, removal or disqualification or until their successors have been elected and qualified.

Board of Directors

        During the fiscal year ended December 31, 2012, our board of directors held 32 meetings. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the Board on which such member served. It is the policy of our board of directors to encourage directors to attend each meeting of stockholders.

Director Independence

        Our board of directors has an audit committee of three directors who meet the independence and experience standards established by the NASDAQ Capital Market, or NASDAQ, and the Securities Exchange Act of 1934, as amended, or Exchange Act. The Audit Committee Charter sets forth the responsibilities of the Audit Committee which include: (i) selecting, evaluating and reviewing the independence of and approving services provided by our independent registered public accounting firm, (ii) reviewing the conduct of the audit, (iii) resolving disagreements between our management and our independent registered public accounting firm, (iv) reviewing critical accounting policies and practices and any proposed changes thereto, (v) reviewing Form 10-K and Form 10-Q prior to filing, and overseeing ZaZa's procedures with respect to press releases containing information regarding financial performance, (vi) overseeing ZaZa's internal audit function, (vii) reviewing and assessing the adequacy of ZaZa's internal control systems, (viii) reviewing and approving (if appropriate) related-party transactions, and (ix) preparing the annual Audit Committee Report.

        Three members of our board of directors serve on the nominating and corporate governance committee. The functions of the Nominating and Corporate Governance Committee include: (i) identifying and assessing persons qualified to become members of the board of directors; (ii) recommending to the board of directors a slate of director nominees for election or reelection at the annual meeting of stockholders, subject to the provisions of our stockholders' agreement; (iii) recommending to the board of directors persons to fill board of directors and committee vacancies; and (iv) developing and recommending to the board of directors a set of corporate governance principles and making other recommendations to the board of directors relative to corporate governance issues.

        Three members of our board of directors serve on the compensation committee. The purpose of the Compensation Committee is to assist the board of directors in discharging its responsibilities relating to executive compensation. Pursuant to its charter, the specific functions of the Compensation Committee include: (i) overseeing the compensation of our executive officers; and (ii) overseeing the administration of our compensation and benefit plans with respect to all eligible participants, including stock incentive plans and predecessor and related plans, pension, retirement and profit sharing plans, and any other plans that require or provide for approval or administration by the board of directors.

        The board annually reviews all relevant business relationships any director may have with the Company and the independence standards established by the NASDAQ. As a result of its annual review and nomination process, the board has determined that none of Messrs. Burris, Sherman and Williamson has a material relationship with the Company and, as a result, such directors are determined to be independent.

        Independent members of the board of directors serve as the members of the audit (Messrs. Burris (chairman), Sherman and Williamson), compensation (Messrs. Burris (chairman), Sherman and Williamson) and nominating and corporate governance (Messrs. Williamson (chairman), Sherman and Burris) committees.

        The audit committee met 11 times, the compensation committee met 10 times, and the nominating and corporate governance committee met 7 times during 2012.

Leadership Structure of the Board

        As prescribed by our Bylaws, the Chairman of the board of directors has the power to preside at all meetings of the board. Mr. Williamson serves as Chairman of our board.

        The nominating and corporate governance committee believes that Mr. Williamson's extensive industry experience as an executive and consultant with a focus on finance, investment banking and general management make him the appropriate leader of the board.

Risk Oversight

        While it is the job of management to assess and manage our risk, the board and its audit committee (each where applicable) discuss the guidelines and policies that govern the process by which risk assessment and management is undertaken and evaluate reports from various functions with the management team on risk assessment and management. The board interfaces regularly with management and receives periodic reports that include updates on operational, financial, legal and risk management matters. The audit committee assists the board in oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements including those related to the health, safety and environmental performance of the Company. The audit committee also reviews and assesses the performance of our internal audit function and our independent auditors. The board receives regular reports from the audit committee. We do not believe that the board's role in risk oversight has an effect on the board's leadership structure.

  Evaluation of Compensation Risk

        Our compensation committee has reviewed our employee compensation programs and overall compensation structure and internal controls. There are several design features of our compensation policy that reduce the likelihood of excessive risk-taking:

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  our compensation policy is designed to provide a balanced mix of cash and equity and short and long-term incentives;

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  the potential payouts pursuant to our annual equity incentives are subject to reasonably maximum limits;

  •
  internal controls are in place to assure that payments and awards are consistent with actions approved by the compensation committee.

        Taking into consideration the factors above, the compensation committee does not believe that there is a reasonable likelihood that the Company's compensation policy could have a material adverse effect on the Company.

  Audit Committee

        The Audit Committee is currently composed of Messrs. Burris (Chairman), Sherman and Williamson. The Audit Committee held its inaugural meeting in March 2012. The board has determined that each of Messrs. Burris and Williamson is an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K. Please see the biographies for Messrs. Burris and Williamson in this Proxy Statement for information on their experience and education which qualifies them as "audit committee financial experts."

        A copy of the Audit Committee Charter is available on our website at www.zazaenergy.com.

        The purpose of the Audit Committee is to (i) oversee our accounting and financial reporting processes, (ii) oversee the audit of our financial statements, (iii) review our compliance with legal and regulatory requirements, (iv) review our independent auditor's qualifications and independence, and (v) review the performance of our independent auditors.

  Compensation Committee

        The Compensation Committee is currently composed of Messrs. Burris (Chairman), Sherman and Williamson. The Compensation Committee held its inaugural meeting in March 2012.

        A copy of the Compensation Committee Charter is available on our website at www.zazaenergy.com.

        The purpose of the Compensation Committee is to assist the board of directors in discharging its responsibilities relating to executive compensation. Pursuant to its charter, the specific functions of the Compensation Committee include: (i) overseeing the compensation of our executive officers; and (ii) overseeing the administration of our compensation and benefit plans with respect to all eligible participants, including stock incentive plans and predecessor and related plans, pension, retirement and profit sharing plans, and any other plans that require or provide for approval or administration by the board of directors.

  Nominating, Governance and Conflicts Committee

  Membership

        The Nominating and Corporate Governance Committee is currently composed of Messrs. Burris, Sherman and Williamson (Chairman). The Nominating and Corporate Governance Committee held its inaugural meeting in March 2012.

        A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.zazaenergy.com.

        The functions of the Nominating and Corporate Governance Committee include: (i) identifying and assessing persons qualified to become members of the board of directors; (ii) recommending to the board of directors a slate of director nominees for election or reelection at the annual meeting of stockholders, subject to the provisions of our stockholders' agreement; (iii) recommending to the board of directors persons to fill board of directors and committee vacancies; and (iv) developing and recommending to the board of directors a set of corporate governance principles and making other recommendations to the board of directors relative to corporate governance issues.

  Director Nominations

        Under our amended and restated bylaws, stockholders desiring to suggest a board nominee must give timely written notice to our Secretary regarding the persons to be nominated. The notice must be received at our principal executive offices at the address shown on the cover page within the specified period and must be accompanied by the information and documents specified in the amended and restated bylaws. A copy of our bylaws may be obtained by writing to our Secretary at the address shown on the cover page of this proxy statement.

        Recommendations by stockholders for directors to be nominated at the 2014 annual meeting of stockholders must be in writing and include sufficient biographical and other relevant information such that an informed judgment as to the proposed nominee's qualifications can be made and the name address and the class and number of shares owned by such stockholder. Recommendations must be accompanied by a signed statement executed by the proposed nominee consenting to be named in the proxy statement, if nominated, and to serve as a director, if elected. Notice and the accompanying information must be received at our principal executive office at the address shown on the cover page of this proxy statement no later than January 30, 2014 and no earlier than December 1, 2013.

        The bylaws do not affect any stockholder's right to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act. Rule 14a-8 specifies what constitutes timely submission for a stockholder proposal to be included in our proxy statement. Under the SEC's proxy solicitation rules, in order to be considered for inclusion in the proxy materials for the 2014 annual meeting of stockholders, proposals must be received by our Secretary at our principal offices by January 30, 2014. Stockholders are urged to review all applicable rules and consult legal counsel before submitting a nomination or proposal to us.

  Nomination Criteria

        The nominating and corporate governance committee is responsible for identifying and assessing persons qualified to become members of our board of directors, as well as recommending to the full board of directors the slate of director nominees for election or reelection at the annual meeting of stockholders. Pursuant to the stockholders' agreement entered into as part of the combination (the "Combination") of ZaZa Energy, LLC ("ZaZa LLC") and Toreador Resources Corporation ("Toreador") and our amended and restated bylaws, for the three years following the closing of the Combination, our board of directors will consist of nine members, and the three former members of ZaZa LLC (the "ZaZa LLC Members") are entitled to designate a proportional number of directors to the board of directors (but not more than seven) based upon the ZaZa LLC Members' (and their permitted transferees') percentage ownership of ZaZa. Pursuant to the stockholders' agreement, for three years after closing, in connection with each annual meeting of the stockholders of ZaZa, or special meeting calling for the election of directors, the ZaZa LLC Members and their permitted transferees will have the right to nominate a number of directors of ZaZa in proportion to their percentage ownership of ZaZa common stock, and a three member nominating committee, two of the members of which will be the initial Toreador designees or their successors, will nominate the remaining number of directors for election at the annual meeting. The ZaZa LLC Members agreed to vote their shares in favor of the individuals nominated and not to vote in favor of the removal of any such individuals in accordance with the foregoing.

Code of Ethics

        Our code of ethics, entitled the ZaZa Energy Corporation Code of Conduct, applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Conduct is publicly available on our website at www.zazaenergy.com. If we make any amendment to our Code of Conduct, other than a technical, administrative or non-substantive amendment, or if we grant any waiver, including any implicit waiver, from a provision of the Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, we will disclose the nature of the amendment or waiver on our website at the same location. Also, we may elect to disclose the amendment or waiver in a current report on Form 8-K filed with the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis ("CD&A") describes ZaZa Energy's executive compensation philosophy and programs for 2012 and certain elements of the 2013 programs. Furthermore, this CD&A explains how the Compensation Committee of the Board of Directors made compensation decisions with regards to our executives, including the following Named Executive Officers ("NEO's"):

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  Todd A. Brooks, Executive Director, President and Chief Executive Officer

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  Craig M. McKenzie—Former Chief Executive Officer

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  John E. Hearn, Jr.—Former Chief Operating Officer (2012-2013)

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  Ian H. Fay—Chief Financial Officer (2012)

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  Charles J. Campise—Former Interim Chief Financial Officer (2012)

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  Scott Gaille—Chief Compliance Officer & General Counsel

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  Paul F. Jansen—Chief Accounting Officer

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  Jennifer Frisch—Former Chief Accounting Officer (2012-2013)

        We were a newly formed company in 2011 and did not have any prior compensation policies in place. Prior to the forming of ZaZa, our accounting predecessor was a private company that was managed by its three partners. ZaZa paid its three managing partners amounts deemed appropriate by the partners based on negotiations with the managing partners and the liquidity of the Company. The arrangements were documented pursuant to compensation agreements, which were terminated at the closing of the initial public offering of ZaZa. As President and Chief Executive Officer, Todd A. Brooks leads ZaZa Energy Corporation, which he founded in 2009 with Gaston Kearby and John Hearn, Jr. Under Mr. Brooks' direction, ZaZa successfully went public in 2012 and is currently traded on the NASDAQ Capital Market.

  Todd A. Brooks—Executive Director, President and Chief Executive Officer

        Prior to launching ZaZa Energy, Mr. Brooks served as Trustee of his family office. In that role, he evaluated energy and mineral opportunities for strategic investments in multiple geographic regions. In addition, Mr. Brooks also worked in the field for Houston-based OGM Land Company, where he delivered title work and negotiated oil and gas leases on behalf of OGM's clients. From 2000 to 2003, Mr. Brooks was a production analyst for L.J. Melody and Co., a Houston-based, boutique investment bank. Mr. Brooks graduated from Vanderbilt University in 1997 with a degree in Economics, and earned a Doctor of Jurisprudence from South Texas College of Law in 2000. He has served on the Board of the Houston Museum of Printing History, and supports numerous local and statewide nonprofit organizations.

  Ian H. Fay—Chief Financial Officer

        As Chief Financial Officer, Mr. Fay directs all finance, investor and accounting functions, as well as business development strategy. An integral part of the management team, Mr. Fay is responsible for sourcing and evaluating potential acquisitions, in addition to serving as the primary corporate contact for lenders, bankers and private capital providers to secure new sources of funding and ensure the company's continued growth. Mr. Fay's expertise on investment opportunities and resource allocation has been pivotal as the company continues to sharpen its focus.

        During his career, which is marked by numerous achievements, Mr. Fay has advised more than 130 companies and contributed to a variety of transactions totaling in excess of $30 Billion in value. Prior to joining ZaZa Energy, Mr. Fay founded Odin Advisors, LLC. He also served as Managing Director and Head of the Energy & Natural Resources Group for the Americas at BNP Paribas, as well as Managing Director of Mergers and Acquisitions for RBC Capital Markets, concentrating on North American Upstream, MLP and Oil Field Services companies. Mr. Fay also advised multi-national public and private companies across multiple sectors as Director of Mergers and Acquisitions for UBS Investment Bank.

        Mr. Fay is a graduate of the University of North Carolina at Chapel Hill, where he was a Morehead-Cain Scholar and is currently a member of the Board of Visitors.

  Scott Gaille—Chief Compliance Officer & General Counsel

        As the Chief Compliance Officer & General Counsel, Mr. Scott Gaille serves as the chief legal officer responsible for directing the corporation's transactional, regulatory and litigation matters. Prior to joining ZaZa Energy, Mr. Gaille founded the Gaille Group in 2007, which has included, among other companies, Sequent Asset Management, LLC, a multi-family investment office with $400 million under management where Mr. Gaille was Managing Director & General Counsel from 2008 to 2012. Mr. Gaille also has served as a Director for Brenham Oil & Gas Corporation since 2010, and was President of Brenham from 2010 to 2012 (OTC: BRHM). Previously, Mr. Gaille was Director—Business Development for Occidental Oil & Gas Corporation from July 2004 to August 2007. His responsibilities there included starting and growing new business units in Africa, the Middle East and South America. Prior to joining Oxy's legal department in 2001, Mr. Gaille practiced law with the Energy Section of Vinson & Elkins and with the Honorable Chief Judge J. Harvie Wilkinson, III of the United States Court of Appeals for the 4th Circuit, where he served as Judicial Clerk during the Court's 1995-1996 judicial term.

        Mr. Gaille was an Olin Fellow in Law and Economics at the University of Chicago, where he received his Doctor of Law Degree with High Honors in 1995. He was elected to Order of the Coif and to The University of Chicago Law Review and served as Executive Editor of the Harvard Journal of Law & Public Policy (Vol. 18, No. 2). Through various economic workshops at the University of Chicago, Mr. Gaille participated in the analysis of certain issues with Nobel Laureates Ronald Coase and Gary Becker, and worked as a research assistant to The Honorable Judge Richard Posner of the United States Court of Appeals for the 7th Circuit. Mr. Gaille attended undergraduate college at the University of Texas at Austin, where he earned a Bachelor of Arts degree in Government with High Honors and was elected to Phi Beta Kappa.

        Mr. Gaille also is an Adjunct Professor of Management at Rice University, where he teaches International Energy Development to MBA students. In addition, he is the author of several books and articles, including: International Energy Development (2011), which is based on the teachings for his course at Rice University; "Mitigating the Resource Curse: A Proposal for a Microfinance and Educational Lending Royalty" (Energy Law Journal 2011); "The Allocation of International Petroleum Licenses to National Oil Companies: Insights from the Coase Theorem" (Energy Law Journal 2010) and "The Use of Quantity Terms to Improve Efficiency and Stability in International Gas Sales & Purchase Agreements," (Energy Law Journal 2008).

  Paul F. Jansen—Chief Accounting Officer (Present Office Holder)

        Mr. Jansen joined the Company on March 27, 2013 and serves as the Company's Chief Accounting Officer since April 2, 2013. Mr. Jansen is responsible for providing leadership to the accounting and financial reporting department, and for driving process improvements. Prior to joining the Company, Mr. Jansen served as Controller and Chief Accounting Officer for Crimson Exploration Inc. between January 2012 and March 2013. Mr. Jansen was with PricewaterhouseCoopers LLP in Houston and the Netherlands serving clients in the oil and gas industry in the United States and Europe from 2002 to 2012, most recently as a Senior Manager.

        Mr. Jansen is a contributing editor to the 7th Edition of the "Petroleum Accounting: Principles, Procedures & Issues" text book and co-author of "A note on transition stock return behavior" (Applied Economics Letters 2004).

        Mr. Jansen received a Master of Science degree in Economics from Maastricht University in Maastricht, the Netherlands, and is a Certified Public Accountant in the State of Texas and the equivalent of a Certified Public Accountant in the Netherlands.

        Our Board of Directors has evaluated the Company's list of Section 16 officers and determined that, as of April 16, 2013, our Section 16 officers are Messrs. Brooks, Fay, Gaille and Jansen. This determination will have implications for which individuals are considered to be Named Executive Officers in future years.

  Compensation Program Philosophy and Objectives

        Our future success and the ability to create long-term value for our stockholders depends on our ability to attract, retain and motivate the most qualified individuals in the oil and gas industry. Our compensation program is designed to attract, retain, and motivate top talent, which supports ZaZa's long-term strategy and the achievement of our short-term goals. We believe that compensation should:

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  Continue to remain competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries;

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  Align the interests of the executive with those of our stockholders and long-term value creation;

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  Be directly tied to the attainment of our annual performance targets and reflect individual contribution to these targets;

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  Align pay with performance, whereby an executive's total compensation is influenced by the executives' and the Company's performance; and

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  Highlight the unique qualifications, skills, experience and responsibilities of each executive.

        The following decisions were made in regards to compensation in fiscal year 2012:

  •
  Employment Agreements were entered into with each of the NEOs.

  •
  STI Awards were granted to each of the NEOs.

        Among the principal performance goals being achieved by the Company are the establishment of strategic relationships to advance the Company's goal of developing its unconventional acreage, seeking to rebalance assets, finance channels, costs and human capital to better position the Company to execute on development of its acreage potential, and improvement of the overall risk profile of the enterprise.

  Role of the Compensation Committee

        Our Compensation Committee is composed of three independent directors. The role of our Compensation Committee is to responsibly motivate the executive officers of ZaZa toward the achievement of certain business objectives and to align their focus with the long-term interest of our shareholders by recommending appropriate, reasonable, and market competitive compensation for each executive officer. Our Compensation Committee has the authority to retain and terminate independent consultants, external counsel or other advisers or experts for this purpose and to determine the terms and conditions of any such engagement, including the authority to approve fees and other retention terms. Our Compensation Committee also has the authority to authorize, assign and/or delegate matters within its oversight, power or responsibility directly to the board of directors or its employees, subject to limitations imposed by law or any plan or document. As set forth in its charter, our Compensation Committee reviews at least annually all components of compensation for our NEO's.

        In making determinations about total compensation for our NEO's, our Compensation Committee takes into account a number of factors including the competitive market for talent, the particular executive officer's role, responsibilities, experience, performance, and recommendations made by the CEO. Our Compensation Committee also may engage, from time to time, independent executive compensation consultants or advisers as needed to assist in the determination of compensation for our executives.

  Setting Executive Officer Compensation

        Our Compensation Committee makes all compensation decisions related to our NEO's. For each fiscal year, the President and CEO, along with other members of Management, together review our NEO's current compensation and make a recommendation to our Compensation Committee on overall compensation structure and individual compensation levels for each executive officer, including themselves.

        Our Compensation Committee met numerous times during 2012 to review and discuss executive compensation matters with respect to fiscal years 2012 and 2013. Our Compensation Committee generally intends to target the market 75th percentile for base salary within our peer group and to provide our executive officers with an opportunity to earn up to the market 75th percentile for total compensation, subject to target performance metrics being satisfied. Although our Compensation Committee reviews survey and peer group information from time to time as a frame of reference, ultimately the compensation decisions are qualitative, not quantitative, and take into consideration factors such as the age of the data in the survey, the particular officer's contribution to our financial performance and condition, as well as such officer's qualifications, skills, experience and responsibilities. Our Compensation Committee considers outside factors as well, such as industry shortages of qualified employees for such positions, recent experience in the marketplace, and the elapsed time between the surveys used and when compensation decisions are made. In light of these qualitative and other considerations, the base salary of a particular officer may be greater than or less than the market 75th percentile and total direct compensation may be greater than or less than the market 75th percentile and, in any event, the Compensation Committee recognizes that the compensation of certain of our executive officers continues to build to these targeted levels. The Compensation Committee reviews our executive compensation program on an annual basis.

  Benchmarking and Peer Group

        Prior to entering into employment agreements with the NEOs in 2012, members of our management team met with our Compensation Committee, and with guidance from our compensation consultant, selected a group of companies that they consider a "peer group" for executive and director compensation analysis purposes. This peer group was then used for purposes of developing the recommendations presented to our Board of Directors for employment agreements with our NEOs and non-employee Director compensation. The oil and gas companies that comprise this peer group were selected for, among other reasons, because they potentially compete with ZaZa for executive level talent.

        The 2012 peer group for compensation purposes consists of:

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  Abraxas Petroleum Corp

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  ATP Oil & Gas Corp

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  Bill Barrett Corp

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  Carrizo Oil & Gas Inc

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  Comstock Resources Inc

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  Crimson Exploration Inc

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  Forest Oil Corp

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  Georesources Inc

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  GMX Resources Inc

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  Goodrich Petroleum Corp

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  Legacy Reserves LP

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  Linn Energy, LLC

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  Magnum Hunter Resources Corp

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  Matador Resources Co

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  Ram Energy Resources Inc

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  Range Resources Corp

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  Rex Energy Corp

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  Rosetta Resources Inc

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  SM Energy Co

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  Stone Energy Corp

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  Swift Energy Co

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  Warren Resources Inc

        Management and the Compensation Committee have compiled compensation data for the peer group from a variety of sources. This compensation data was then used to compare the compensation of our NEO's to the market, generally targeting base salaries for our NEO's at the market 75th percentile of our peer group, and targeting annual cash and long-term incentives so that our NEO's will have the opportunity to realize in future years total compensation up to the 75th percentile of our peer group based on company performance. We continue to use this peer group for 2013 but expect to update it from time to time.

  Role of the Compensation Consultant

        The Compensation Committee's charter grants the committee the sole authority to retain, at our expense, outside, independent consultants or experts to assist it in its duties. In 2012, the Compensation

Committee engaged the Hay Group to advise it with respect to executive compensation matters, including development of the annual compensation peer group and an annual review and evaluation of our executive and director compensation packages generally, based on, among other things, survey data and information regarding general trends. Representatives from the Hay Group met with our Compensation Committee to advise the Compensation Committee with regard to general trends in director and executive compensation, including competitive benchmarking, peer group selection and other matters relating to executive compensation. The Compensation Committee may consult with the Hay Group or other similar compensation consultants in the future.

Elements of Our Compensation and Why We Pay Each Element

        The compensation program for our NEO's is comprised of the following four elements:

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  Base salary;

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  Annual performance-based cash incentive awards;

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  Long-term equity-based compensation; and

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  Other employee benefits and perquisites.

  Base Salary

        Base salary is the fixed annual compensation we pay to each NEO's for performing specific job responsibilities. We pay each NEO a base salary in order to:

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  Remain competitive for executive level talent within our industry;

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  Recognize each executive officer's unique value and historical contributions to our success in light of salary norms in the industry and the general marketplace; and

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  Reflect level and scope of responsibilities.

        The NEO's 2012 base salaries, and where applicable, 2013 base salaries, as set in their employment agreements or otherwise are as follows:

	2012 Base Salary
Todd A. Brooks		$525,000
Craig M. McKenzie		$525,000
John E. Hearn, Jr.		$500,000
Ian H. Fay		$450,000
Charles J. Campise	$	N/A
Scott Gaille		$350,000
Jennifer Frisch		$180,000
Paul Jansen		$250,000

        The Compensation Committee expects to meet in August to review annual salaries pursuant to the terms of the above individuals' salaries.

  Annual Short-Term Incentive Awards

        We have historically utilized, and expect to continue to utilize, performance-based annual cash incentive awards to reward achievement of specified performance goals for the company as a whole with a time horizon of one year or less. We include an annual performance-based cash incentive award as part of our compensation program because we believe this element of compensation helps to:

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  Motivate key employees to achieve key short-term corporate performance objectives, and

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  Align the executives' interests with our stockholders' interests.

  2012 Short-Term Incentive Metrics

        The funding levels for 2012 STI for Brooks, Hearn, Fay and Gaille were paid at the minimum STI levels established in the employment agreements, and Frisch's STI was as set forth below:

Executive	2012 Base Salary	2012 STI as a Percentage of Base Salary
Todd A. Brooks	$525,000	100%
John E. Hearn, Jr.	$500,000	100%
Ian H. Fay	$450,000	100%
Scott Gaille	$350,000	50%
Jennifer Frisch	$180,000	30%

        For 2013, the expectation is that if an employee meets threshold expectations of performance, then compensation for STI would continue to be the minimum level established in such NEO's employment contract. When actual results are greater, additional STI compensation will be paid to such employee above the minimum amounts specified in their employment agreements.

  Long-Term Equity-Based Incentives

        We believe a formal long-term equity incentive program is important and consistent with the compensation programs of the companies in our peer group. We maintain a Long-Term Incentive Plan, or "LTIP", which permits the grant of our stock, options, restricted stock, restricted stock units, phantom stock, stock appreciation rights and other awards, any of which may be designated as performance awards or be made subject to other conditions, to our NEO's and all other eligible employees. We believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:

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  Balances short and long-term objectives;

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  Aligns the executives' interests with the long-term interests of our stockholders;

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  Rewards long-term performance relative to industry peers;

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  Makes our compensation program market competitive from a total remuneration standpoint within the industry;

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  Encourages executive retention; and

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  Gives executives the opportunity to share in our long-term value creation.

        Our Compensation Committee has the authority under the LTIP to award incentive equity compensation to our executive officers in such amounts and on such terms as the committee determines appropriate. To date, our long-term equity-based incentive compensation has consisted of restricted stock grants; however, our Compensation Committee may determine in the future that different and/or additional award types are appropriate.

Executive	2012(1) and 2013 Base Salary	2012(1) and 2013 LTI as a Percentage of Base Salary
Todd A. Brooks	$525,000	200%
John E. Hearn, Jr.	$500,000	200%
Ian H. Fay	$450,000	200%
Scott Gaille	$350,000	75%
Jennifer Frisch	$180,000	N/A

(1)
The 2012 LTI Award was not approved until 2013. The LTI awards in each year were those targets set forth in the NEO's employment agreements.

  Employee Benefits and Perquisites

        In addition to the elements of compensation previously discussed in this section, the NEO's are eligible for the same health, welfare and other employee benefits as are available to all our employees generally, which include health insurance, dental insurance, vision insurance, disability insurance, and 401k matching benefits. The general benefits offered to all employees (and thus to the NEO's) are reviewed by our Compensation Committee each year.

How Elements of Our Compensation Program Are Related to Each Other

        We view the various components of compensation as related but distinct and emphasize "pay for performance" with a portion of total compensation reflecting a risk aspect tied to long- and short-term financial and strategic goals. Our compensation philosophy is to provide our executives with a well blended mix of base salary, annual incentives, long-term incentive and all other comp and benefits to foster high performance and a focus of long-term company objectives at all levels of the company by awarding long-term equity-based incentives, currently in the form of restricted stock grants, as a significant component of executive compensation.

Accounting and Tax Considerations

        Under Section 162(m) of the Code a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. An exception applies to this deductibility limitation with respect to certain compensation for a limited period of time in the case of companies that become publicly-traded, and we are currently within the applicable transition period.

        With respect to compensation that is potentially subject to the Section 162(m) deductibility limitations, we reserve the right to use our judgment to authorize payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interest of the stockholders, after taking into consideration changing business conditions or the executive's individual performance and/or changes in specific job duties and responsibilities. During 2011, none of our NEO's received salary, bonus, vesting of restricted stock or other compensation that, in the aggregate, exceeded the tax deductible limitations under Section 162(m).

        If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code, and such compensation does not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture and are subject to certain additional adverse tax consequences. We intend to design any such arrangements with our NEO's and other service providers to be exempt from, or to comply with, Section 409A.

        All equity awards to our employees, including our NEO's, and to our Directors will be granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"), Topic 718, "Compensation—Stock Compensation."

Employment Agreements

        On September 11, 2012, the Company entered into employment agreements with each of Mr. Fay, Mr. Brooks and Mr. Hearn, on October 3, 2012, the Company entered into an employment agreement with Mr. Gaille, and on March 13, the Company entered into an employment agreement with Mr. Jansen. On April 11, 2013, the ZaZa Energy Corporation (the "Company") terminated John E. Hearn, Jr.'s employment agreement without cause. The Chief Operating Officer position is expected to remain vacant for the near term as the Company evaluates strategic alternatives. Mr. Fay will receive an initial annual base salary of $450,000, Mr. Brooks will receive an initial annual base salary of $525,000, Mr. Gaille will receive an initial annual base salary of $350,000, and Mr. Jansen will receive an initial annual base salary of $250,000. Each of Mr. Fay, Mr. Brooks, Mr. Gaille and Mr. Jansen will also receive reimbursement of business expenses, health benefits, eligibility to participate in retirement plans, and certain benefits available to other senior executives of the Company, including paid time off and coverage under the Company's D&O insurance policy. Each of Mr. Fay and Mr. Brooks is entitled to receive an annual short term incentive payment valued at not less than 100% of their base salary, based upon the accomplishment of certain achievement goals determined annually and a long term incentive payment valued at 200% of their base salary, based upon the accomplishment of certain achievement goals for each fiscal year. At each of their election, the long term award shall be paid in cash, common stock, or a combination thereof, except that Mr. Brooks may not receive more than 250,000 shares of common stock pursuant to such awards. Mr. Gaille is entitled to receive an annual short term incentive payment valued at not less than 50% of his base salary, based upon the accomplishment of certain achievement goals determined annually and a long term incentive payment valued at 75% of his base salary, based upon the accomplishment of certain achievement goals for each fiscal year, all of which long term incentive will be payable in shares of common stock. Mr. Jansen is eligible to receive an annual bonus with a target of 30-50% of his base salary, which bonus goals and final amount shall be determined by the Compensation Committee. In addition, Mr. Jansen is eligible to receive a long-term incentive award in shares of stock, which will be based on the achievement of the Company and individual performance objectives determined by the Compensation Committee. Each long term award shall vest in three equal installments on the first, second, and third anniversaries of the date upon which the Company determines the value of the subject long term incentive payment.

        Upon the occurrence of a Change of Control, each of Mr. Fay and Mr. Brooks shall receive: (i) a lump sum equal to three times the most recent short term incentive award, and (ii) the cash portion of any outstanding and unvested long term incentive payments payable had they continued their employment with the Company through the applicable vesting date. In addition, upon a Change of Control, any unvested common stock held by Mr. Fay, Mr. Brooks, Mr. Gaille or Mr. Jansen, including any common stock that comprise any past long term incentive award or any award of restricted common stock previously granted to them, shall immediately vest. Furthermore, upon a Change of Control, any unvested common stock, including any common stock that comprise any past long term incentive award previously granted to Mr. Gaille, shall immediately vest. In addition, Mr. Fay was granted 50,000 shares of restricted stock that vested on September 18, 2012, which shares shall be issued when the Plan becomes effective.

        If any of Mr. Fay's, Mr. Brooks', Mr. Gaille's or Mr. Jansen's employment is terminated due to their death or disability, such employee or his estate or beneficiaries shall be entitled to receive: (i) the "Accrued Obligations", which include any unpaid base salary, unpaid expenses, and certain other benefits, (ii) other than Mr. Jansen, who is not eligible for a short term award, the payment of any short term incentive payment due to such employee including the pro-rated portion of any short term incentive payment due to him during the portion of the year such employee worked for the Company prior to his termination, (iii) (a) for Messrs. Brooks, Fay and, the payment of the cash value of any outstanding, unvested long term incentive payments that would have been payable had his employment continued through the applicable vesting date and the immediate vesting of all unvested common shares including, but not limited to, any such shares that comprise any long term incentive award or any award of restricted common stock previously granted to such employee, and (b) for Mr. Gaille and Mr. Jansen, the immediate vesting of all unvested common shares including, but not limited to, any such shares that comprise any long term incentive award previously granted to him, and (iv) continuation and/or payment of such employee's and his dependents' medical insurance premiums for eighteen (18) months following termination for Messrs. Brooks, Fay and Gaille, or for twelve (12) months following termination for Mr. Jansen. If Mr. Fay, Mr. Brooks, Mr. Gaille or Mr. Jansen is terminated by the Company for Cause, such employee shall be entitled to receive only the Accrued Obligations; any previously awarded but unvested common shares as of the date of termination shall be cancelled. If the employment agreement for Mr. Fay, Mr. Mr. Brooks or Mr. Gaille expires or if any of them is terminated without Cause, such employee shall be entitled to receive: (i) the Accrued Obligations, (ii) the payment of any short term incentive payment due to them including the pro-rated portion of the fiscal year such employee worked prior to his termination, (iii) (a) for Messrs. Brooks and Fay the payment of any cash value of any outstanding, unvested long term incentive payments that would have been payable had his employment continued through the applicable vesting date and the immediate vesting of all unvested common shares including, but not limited to, any such shares that comprise any long term incentive award or any award of restricted common stock previously granted to such employee, and (b) for Mr. Gaille, the immediate vesting of all unvested common shares including, but not limited to, any such shares that comprise any long term incentive award previously granted to him, (iv) continued payment of his base salary and target short term incentive awards for 24 months after he is terminated, (v) continued payment of medical benefits during such 24-month period, and (vi) reimbursement of outplacement fees not to exceed $20,000, payable for twelve (12) months following termination. If Mr. Jansen is terminated by the Company without Cause, he shall be entitled to receive (i) the Accrued Obligations, (ii) continued payment of his base salary for 12 months after he is terminated, (iii) continued payment of medical benefits during such 12-month period, and (iv) reimbursement of outplacement fees not to exceed $10,000, payable for six (6) months following termination. If any of them terminate their employment for Good Reason, the Company shall be obligated to provide the same payments as set forth above if the Company had terminated such employment without Cause. If any of them terminate their employment without Good Reason, such employee is entitled to receive only the Accrued Obligations; any previously awarded but unvested common shares as of the date of termination shall be cancelled.

        If any of Mr. Fay's, Mr. Brooks' or Mr. Gaille's employment is terminated within one (1) year following a Change of Control because of the expiration of their employment agreement, by the Company without Cause, or by them with or without Good Reason, such terminated employee shall be entitled to receive (in lieu of benefits otherwise payable upon such events): (i) the Accrued Obligations, (ii) a lump sum cash payment equal to two times his base salary, and (iii) the continuation of Company health benefits for twenty-four (24) months following the termination of such employee's employment. If Mr. Jansen's employment is terminated within one (1) year following a Change of Control by the Company without Cause or by him with or without Good Reason, the Company shall be obligated to provide the same payments as set forth above if the Company had terminated him without Cause.

Severance and Change in Control Arrangements

        As described above, the employment agreements provide certain benefits and compensation to our NEO's in the event of certain terminations from employment, including in connection with a change in control. These benefits are described in greater detail above.

        On July 30, 2012, the Company entered into a separation agreement and general release (the "Separation Agreement") with Craig McKenzie, in connection with his resignation, effective August 1, 2012, as Chief Executive Officer and director of the Company. In connection with his separation, the Company agreed to provide Mr. McKenzie the following benefits:

  •
  A lump sum payment of $550,000;

  •
  One month of continuing salary benefits;

  •
  One year of continuing medical benefits;

  •
  Payment of accrued expenses and salary;

  •
  Up to $15,000 of relocation expenses;

  •
  Up to $3,000 of tax preparation expenses; and

  •
  Continued use of the Company's corporate apartment through October 31, 2012.

        In addition, in connection with Mr. McKenzie's execution of the Separation Agreement, the three controlling stockholders of the Company, Blackstone Oil & Gas, LLC, Omega Energy, LLC and Lara Energy Inc., which are each owned by Todd Alan Brooks, an existing director and executive officer, Gaston L. Kearby, an existing director and John E. Hearn, Jr. an existing director and executive officer, agreed to grant Mr. McKenzie a net total of 281,250 shares of Common Stock of the Company, pro-rata from the controlling stockholders' holdings. Mr. McKenzie will also be required to join the Company's stockholders agreement.

        The Separation Agreement also contained covenants and releases by the parties thereto customary for a separation agreement. Mr. McKenzie also agreed to terminate the employment agreement dated August 24, 2009, between Mr. McKenzie and Toreador Resources Corporation, a subsidiary of the Company, except that Mr. McKenzie will continue to be bound by the non-compete and other restrictive covenants contained therein.

        On April 11, 2013, the position of Chief Operating Officer was eliminated to reduce overhead. Accordingly, Mr. Hearn's employment agreement was terminated with cause. Pursuant to the terms of Mr. Hearn's employment agreement, upon termination without cause he is entitled to receive: (i) any unpaid base salary, unpaid expenses, and certain other benefits, (ii) the payment of any short term incentive payment due to him including the pro-rated portion of the fiscal year such employee worked prior to his termination, (iii) the payment of any cash value of any outstanding, unvested long term incentive payments that would have been payable had his employment continued through the applicable vesting date and the immediate vesting of all unvested common shares including, but not limited to, any such shares that comprise any long term incentive award or any award of restricted common stock previously granted to such employee, (iv) continued payment of his base salary and target short term incentive awards for 24 months after he is terminated, (v) continued payment of medical benefits during such 24-month period, and (vi) reimbursement of outplacement fees not to exceed $20,000, payable for twelve (12) months following termination.

Securities Trading Policy

        Our securities trading policy provides that the purchase or sale of stock by our executive officers and Directors may only be made during certain windows of time and under the other conditions contained in our policy.

 Executive Compensation

        The following table summarizes the compensation of the named executive officers for the year ending December 31, 2012. The named executive officers are the Company's chief executive officer, chief financial officer and three other most highly compensated officers in the table below:

  Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)(3)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (i)		Total ($) (j)
Todd Brooks Chief Executive Officer	2012	499,890	4,043,667	231,000	—	—	2,720,724	(4)	7,495,281
Charles Campise Interim Chief Financial Officer	2012	—	—	214,167	—	—	262,090	(5)	476,257
Ian Fay Chief Financial Officer	2012	173,942	318,750	399,907	—	—	128,291	(6)	1,020,890
Jennifer Frisch Chief Accounting Officer	2012	168,360	54,000	168,182	—	—	20,443	(7)	410,985
Scott Gaille Chief Compliance Officer & General Counsel	2012	350,000	225,000	337,968	—	—	28,518	(8)	941,486
John E. Hearn, Jr. Former Chief Operating Officer	2012	492,210	4,018,667	—	—	—	2,720,724	(9)	7,231,601
Gaston Kearby Executive Director of Operations	2012	155,930	3,518,667	—	—	—	2,717,441	(10)	6,392,038
Craig McKenzie Former Chief Executive Officer	2012	274,617	—	1,503,750	—	—	562,580	(11)	2,340,947

(1)
Bonuses for Mr. Brooks, Mr. Hearn and Mr. Kearby include year-end bonuses and bonuses awarded upon the consummation of the Combination.

(2)
Stock awards granted to Mr. Campise, Mr. McKenzie, Mr. Gaille and Ms. Frisch in 2012 consisted of awards granted by affiliates of Mr. Brooks, Mr. Kearby and Mr. Hearn under the stockholders' agreement described in "Proposal 1 Election of Directors—Board of Directors." These awards were not granted under the LTIP.

(3)
For a discussion of assumptions made in the valuation of stock awards, please read Note 6 to our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(4)
Includes $2,681,306 in compensation paid to Mr. Brooks as a former Managing Partner of ZaZa LLC in connection with the Combination, $22,938 in insurance premiums, $15,000 in 401(k) employer matching contributions.

(5)
Includes $262,090 in consulting fees.

(6)
Includes $120,000 in consulting fees.

(7)
Includes $13,340 in 401(k) employer matching contributions.

(8)
Includes $12,036 in insurance premiums and $15,000 in 401(k) employer matching contributions.

(9)
Includes $2,681,306 in compensation paid to Mr. Hearn as a former Managing Partner of ZaZa LLC in connection with the Combination, $22,937 in insurance premiums and $15,000 in 401(k) employer matching contributions.

(10)
Includes $2,681,306 in compensation paid to Mr. Kearby as a former Managing Partner of ZaZa LLC in connection with the Combination, $20,518 in insurance premiums and $15,000 in 401(k) employer matching contributions.

(11)
Includes $550,000 in severance payments and $12,084 in insurance premiums.

  2012 Stock Vested Table

	Stock Awards(1)
Name (a)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Todd A. Brooks	100,000	$234,000	(2)
Charles Campise	100,000	$216,000	(3)
Ian H. Fay	125,000	$345,750	(4)
Jennifer A. Frisch	50,000	$108,000	(5)
S. Scott Gaille	100,000	$216,000	(6)
Craig McKenzie	375,000	$1,503,750	(7)

(1)
Stock awards granted to Mr. Campise, Mr. McKenzie, Mr. Gaille and Ms. Frisch in 2012 consisted of awards granted by affiliates of Mr. Brooks, Mr. Kearby and Mr. Hearn under the stockholders' agreement described in "Proposal 1 Election of Directors—Board of Directors." These awards were not granted under the LTIP.

(2)
Reflects the closing price of the common stock of $2.34 on December 17, 2012, the last trading date immediately before the vesting date.

(3)
Reflects the closing price of the common stock of $2.16 on December 29, 2012, the last trading date immediately before the vesting date.

(4)
Reflects the closing price of the common stock of $3.45 on September 18, 2012, the last trading date immediately before the vesting date with respect to 50,000 shares and the closing price of the common stock of $2.34 on December 17, 2012, the last trading date immediately before the vesting date with respect to 75,000 shares.

(5)
Reflects the closing price of the common stock of $2.16 on December 29, 2012, the last trading date immediately before the vesting date.

(6)
Reflects the closing price of the common stock of $2.16 on December 29, 2012, the last trading date immediately before the vesting date.

(7)
Reflects the closing price of the common stock of $4.01 on July 30, 2012, the last trading date immediately before the vesting date.

 COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the Company's Compensation Discussion and Analysis with management. Based upon such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

By the Compensation Committee:
Travis Burris, Chairman A. Haag Sherman Herbert Williamson III

DIRECTOR COMPENSATION

        Officers or employees of the Company who also serve on our Board of Directors did not receive additional compensation for their board service in 2012. In accordance with this policy, neither Todd A. Brooks nor John E. Hearn, Jr. received any compensation for their service as a director in 2012. Each non-employee director and independent director was entitled to receive an annual retainer of $62,000, other than the non-employee Chairman of the Board, who received an annual retainer of $160,000.

        Each non-employee director receives an annual grant of stock valued at $88,000 ($90,000 for the non-employee Chairman of the Board) generally corresponding to the service period between each annual election of the board members. In accordance with this policy, on May 16, 2012, the Board approved grants of 20,952 shares of restricted stock to Mr. Burris and 21,429 shares of restricted stock to each of Mr. Williamson, the Chairman, subject to stockholder approval of the ZaZa Corporation 2012 Long Term Incentive Plan, with one third vesting on the grant date, and an additional one third vesting on each of the first two anniversaries of the grant date. On May 16, 2012, the Board approved an additional one-time grant of 71,400 shares of restricted stock to Mr. Burris and 119,000 shares of restricted stock to Mr. Williamson, the Chairman, subject to stockholder approval of the ZaZa Energy Corporation 2012 Long Term Incentive Plan. These additional shares vest one third on each of the grant date, the first anniversary thereof and the second anniversary thereof.

        In 2012, in addition to the annual retainer and units paid to board members, the chairmen of our audit, compensation, and nominating & corporate governance committees each received an annual retainer for their additional service. For 2012, Mr. Burris received $15,000 as chairman of the audit committee and $7,500 as chairman of the compensation committee and Mr. Williamson received $7,500 for his service as chairman of the nominating & corporate governance committee.

        The following table sets forth the aggregate compensation awarded to, earned by or paid to our directors during 2012.

Director Compensation for the 2012 Fiscal Year

	Year	Fees Earned or Paid in Cash ($)(a)		Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Travis H. Burris	2012	$87,000		$387,880	—	—	—	—	$474,880
Gaston L. Kearby	2012	$35,500	(c)	$—	—	—	—	—	$35,500
A. Haag Sherman	2012	$4,240	(d)	$2,870	—	—	—	—	$7,110
Herbert C. Williamson	2012	$167,500		$589,800	—	—	—	—	$757,300

(a)
For 2012, Mr. Burris received $22,500 as chairman of the audit committee and the compensation committee and Mr. Williamson received $7,500 for his service as chairman of the nominating & corporate governance committee.

(b)
On May 16, 2012, the Board approved grants of 20,952 shares of restricted stock to Mr. Burris and 21,429 shares of restricted stock to Mr. Williamson, the Chairman, subject to stockholder approval of the ZaZa Corporation 2012 Long Term Incentive Plan, with one third vesting on the grant date, and an additional one third vesting on each of the first two anniversaries of the grant date. On May 16, 2012, the Board approved an additional one-time grant of 71,400 shares of restricted stock to Mr. Burris and 119,000 shares of restricted stock to Mr. Williamson, the Chairman, subject to stockholder approval of the ZaZa Corporation 2012 Long Term Incentive Plan. These additional shares vest one third on each of the grant date the first anniversary thereof and the second anniversary thereof. On December 7, 2012, in connection with Mr. Sherman's appointment, the Board approved a pro-rata grant of 1,435 shares of restricted stock for Mr. Sherman's service as a non-employee director from December 7, 2012 through December 31, 2012. These shares vest one third on each of the grant date, the first anniversary thereof and the second anniversary thereof.

(c)
Pro-rata for Mr. Kearby's service as a non-employee director from May 3, 2012 through December 31, 2012.

(d)
Pro-rata for Mr. Sherman's service as a non-employee director from December 7, 2012 through December 31, 2012.

 MANAGEMENT

Executive Officers

        The following table shows information for our current executive officers.

Name	Age	Position
Todd A. Brooks	38	Executive Director, President & Chief Executive Officer
Ian H. Fay	42	Chief Financial Officer
S. Scott Gaille	43	Chief Compliance Officer and General Counsel
Paul F. Jansen	34	Chief Accounting Officer

        Todd A. Brooks, age 38. Mr. Brooks has served as a director of ZaZa since the Combination. Mr. Brooks graduated from Vanderbilt University in 1997 with a degree in Economics. Immediately thereafter, he earned a Doctor of Jurisprudence from South Texas College of Law in 2000. Mr. Brooks worked as a production analyst for L.J. Melody & Co, one of the largest real estate investment banking firms in the U.S., from 2000 to 2003. Mr. Brooks worked in the field as a land man for OGM Land, based in Houston, from 2004 until 2006, where he delivered title work and negotiated oil & gas leases on behalf of OGM's clients in East Texas, Arkansas, and the Gulf Coast. In 2006, Mr. Brooks became trustee for his family's mineral trusts. Mr. Brooks is also the principal of Neuhaus Brooks Investments, LLC, a company focused on making energy investments in multiple geographic regions. Mr. Brooks formed ZaZa LLC in 2009 with Messrs. Kearby and Hearn. Mr. Brooks now serves as Executive Director, President & Chief Executive Officer for ZaZa. Mr. Brooks brings to the board of directors of ZaZa his experience in asset evaluation, capital markets, and acquiring oil and gas leases in the Eagle Ford shale on behalf of ZaZa, and other leases on behalf of previous employers.

        Ian H. Fay, age 42. Mr. Fay has served as the Chief Financial Officer of ZaZa since August of 2012. From April, 2012 until his appointment as Chief Financial Officer, Mr. Fay provided paid consulting services to ZaZa through Odin Advisors LLC, of which Mr. Fay was a Founding Partner. Odin Advisors LLC has been providing mergers and acquisitions advisory and consultancy services in the energy and natural resources sectors since January 2009. Prior to founding Odin Advisors LLC, Mr. Fay served as a Managing Director and Head of the Energy & Resources Group for the Americas at BNP Paribas from November 2007 through November 2008 and a Managing Director of Mergers & Acquisitions at RBC Capital Markets from 2003 through 2007. Mr. Fay received a bachelor's degree from the University of North Carolina at Chapel Hill in 1993. Mr. Fay brings to ZaZa years of experience in advising companies on strategic transactions, including those in the energy sector.

        S. Scott Gaille, age 43. Mr. Gaille is the Chief Compliance Officer & General Counsel for ZaZa Energy Corporation. Mr. Gaille has served as the Chief Compliance Officer of ZaZa since March of 2012. In that capacity, he is the chief legal officer of the corporation and is responsible for providing interpretive guidance in applying applicable laws, regulations and company policies to budget and transaction, securities, litigation and regulatory matters. Mr. Gaille also currently serves with ZaZa's consent as a Director of Brenham Oil & Gas Corp. (OTC:BRHM), a FINRA OTCBB quoted oil and gas exploration company that has signed a production sharing contract for part of an exploration concession in West Africa, and as an Adjunct Professor of Management at Rice University, where he teaches International Energy Development to MBA students.

        Previously, Mr. Gaille was the Managing Director & General Counsel for Sequent Asset Management, LLC (from July 2008 to December 2012) and a principal of Sequent Petroleum Management, LLC (from February 2011 to August 2012). From February 2010 to September 2012, he served as President of Brenham Oil & Gas Corp., and from June 2011 to September 2012, he serves as President of American International Industries, Inc., the holding company parent of Brenham Oil & Gas Corp. From August 2007 to December 2010, Mr. Gaille also served as President of West & East Africa Oil Group, a company that acquired and divested oil and gas exploration concessions in Africa.

Mr. Gaille was Director—Business Development for Occidental Oil & Gas Corporation from August 2004 to August 2007.

        Mr. Gaille is an attorney licensed to practice in the State of Texas and previously practiced law in the Energy Section of Vinson & Elkins LLP. He holds a Doctor of Law with High Honors from the University of Chicago and a Bachelor of Arts degree in Government with High Honors from the University of Texas at Austin, where he was elected to Phi Beta Kappa.

        Paul F. Jansen, age 34. Mr. Jansen joined the Company on March 27, 2013 and serves as the Company's Chief Accounting Officer since April 2, 2013. Mr. Jansen is responsible for providing leadership to the accounting and financial reporting functions, and for driving process improvements. Prior to joining the Company, Mr. Jansen served as Controller and Chief Accounting Officer for Crimson Exploration Inc. between January 2012 and March 2013. Mr. Jansen was with PricewaterhouseCoopers LLP serving clients in the oil and gas industry in the United States and Europe from 2002 to 2012, most recently as a Senior Manager.

        Mr. Jansen is a contributing editor to the 7th Edition of the "Petroleum Accounting: Principles, Procedures & Issues" text book and co-publisher of "A note on transition stock return behavior" (Applied Economics Letters 2004).

        Mr. Jansen received a Master of Science degree in Economics from Maastricht University in Maastricht, The Netherlands, and is a Certified Public Accountant in the State of Texas and the equivalent of a Certified Public Accountant in The Netherlands.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our Shares as of April [    •    ], 2013 for:

  •
  each person known by us to be a beneficial owner of 5% or more of our outstanding common stock;

  •
  each of our directors;

  •
  each named executive officer; and

  •
  all directors and executive officers as a group.

        The amounts and percentage of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April [    •    ], 2013. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

        Except as indicated by footnote, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Percentage of total shares beneficially owned is based on [    •    ] shares outstanding as of April [    •    ], 2013. Unless otherwise specified, the business

address for the beneficial owners listed below is 1301 McKinney Street, Suite 2850, Houston, Texas 77010.

Shares Beneficially Owned
	Number	Percentage
Name of Beneficial Owner
Todd Alan Brooks(1)	[ ]	[ ]	%
John E. Hearn, Jr.(2)	[ ]	[ ]	%
Ian H. Fay	[ ]	[ ]	%
S. Scott Gaille	[ ]	[ ]	%
Jennifer A. Frisch	[ ]	[ ]	%
Travis H. Burris	[ ]	[ ]	%
Gaston L. Kearby(3)	[ ]	[ ]	%
Herbert C. Williamson, III	[ ]	[ ]	%
A. Haag Sherman	[ ]	[ ]	%
All directors and officers as a group(4)	[ ]	[ ]	%

*
Percentage of shares beneficially owned does not exceed 1%.

(1)
Todd Alan Brooks is the Trustee of the Todd Alan Brooks Non Exempt Trust, which is the sole member of Blackstone Oil & Gas, LLC. Blackstone Oil & Gas, LLC is the direct owner of the shares of ZaZa common stock listed in the table above.

(2)
John E. Hearn, Jr. is the sole stockholder of Hearn Family Holding, Ltd., which is the direct owner of 20,670,201 shares of ZaZa common stock listed in the table above.

(3)
Gaston L. Kearby is the sole member of Omega Energy, LLC, which is the direct owner of 20,820,200 shares of ZaZa common stock listed in the table above.

(4)
Based solely on publicly available filings as of April [    ], 2013, neither Craig M. McKenzie, our former CEO, nor Charles J. Campise, our former Interim CFO, beneficially owned any shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  ZaZa LLC Related-Party Transactions

        Prior to the Combination, the ZaZa LLC Members had helped finance the operations of ZaZa LLC by making capital contributions and loans to ZaZa LLC. In 2010, the ZaZa LLC Members lent ZaZa LLC $3.0 million in the aggregate, with each of ZaZa LLC Members lending $1.0 million through notes (the "member notes"). The member notes accrued interest at 8% per annum. No payments were made on account of the member notes in 2011, and the member notes were paid in full at the closing of the Combination in February 2012.

        Each of the three ZaZa LLC Members has a direct or indirect interest in an overriding royalty interest generally equal to one percent (1%) (for a total of three percent (3%)) in:

  •
  each leasehold estate located within the boundaries of the "area of mutual interest" map attached to the Exploration and Development Agreement between ZaZa LLC and Hess (the "EDA") that has been or may be acquired by ZaZa LLC prior to April 2016 (or such later date if extended pursuant to the EDA), with or without the participation of Hess, including the Eagle Ford shale trend and the Eaglebine trend; and

  •
  each leasehold estate located within the boundaries of an "expansion area" covering certain counties in Alabama, Florida, Louisiana and Mississippi that may be acquired by ZaZa LLC prior to April 2016, unless a longer period of time is stated in any area of mutual interest agreement that may be entered into between ZaZa LLC and a third party.

        In March 2010, ZaZa LLC entered into an agreement with the ZaZa LLC members and Eli Smith & Associates, which we refer to as Smith, to acquire 100% working interests in any unproved acreage identified in a defined area of mutual interest located in the Colorado and Lavaca counties of Texas. During the year ended December 31, 2010, ZaZa acquired acreage totaling approximately $28.9 million pursuant to this agreement; $6.2 million of the purchase price was in the form of the $3 million notes payable due to the ZaZa members described above and $3.2 million in accounts payable due to ZaZa members, which was paid in January 2011. During the twelve months ended December 31, 2011, ZaZa LLC received approximately $5.4 million pursuant to this agreement. The ZaZa LLC Members and Smith retain a direct or indirect reserved overriding royalty interest generally equal to three percent (3%) in each property sold to ZaZa LLC, which is divided pro-rata among the four sellers in the transactions. Simultaneously with each purchase, ZaZa LLC pursuant to a separate agreement sells 90% of the acquired working interests to Hess, retaining a 10% working interest in each property.

        One of ZaZa LLC's designees to the board of directors, Travis H. Burris, currently owns a 45% interest in, and serves as Chairman and President of, Texas Champion Bank. On September 26, 2011, ZaZa LLC borrowed $5 million under a revolving line of credit with Texas Champion Bank. The line of credit beared interest at 5.5%, was scheduled to mature on September 25, 2012, and was secured by a first lien on ZaZa LLC's interests in certain of its oil and gas properties. This loan was repaid in full at the closing of the Combination in February 2012.

        Effective May 1, 2010, ZaZa LLC entered into compensation and bonus agreements with each of Todd Alan Brooks, John E. Hearn Jr. and Gaston L. Kearby. These compensation and bonus agreements were terminated at the closing of the Combination. The Company subsequently entered into new employment agreements with Todd A. Brooks and John E. Hearn, Jr. our President and Chief Executive Officer and Chief Operating Officer, respectively. See Executive Compensation.

        At the closing of the Combination, ZaZa issued subordinated promissory notes in accordance with the terms of the Merger Agreement to the ZaZa LLC Members equal to approximately $38 million in the aggregate and to Todd Alan Brooks, John E. Hearn, Jr. and Gaston L. Kearby in respect of their unpaid compensation in respect of their compensation agreements equal to approximately $9 million in the aggregate. The subordinated promissory notes bear interest at eight percent per annum, are unsecured, mature on August 21, 2017 and are subordinated to up to $150,000,000 in senior indebtedness, including the $100,000,000 in outstanding senior notes issued by ZaZa at the closing of the Combination and the convertible notes issued by the Company in October 2012.

        ZaZa has entered into a management agreement (the "Management Agreement") with Sequent Petroleum Management, LLC ("SPM") pursuant to which SPM provides ZaZa with contractors and consultants and their related benefits programs in exchange for a monthly fee for managing such personnel in March 2011. Scott Gaille, who was appointed ZaZa Energy Corporation's Chief Compliance Officer as of March 2012 was a principal of SPM until September 6, 2012, when he disposed of all of his interests in SPM. ZaZa reimburses SPM for the costs of the personnel under the Management Agreement, including for the costs of their insurance and other benefits. SPM handles all payroll, tax, accounting and benefit services for the contractors and consultants provided under the Management Agreement. For the years ended December 31, 2012 and 2011, ZaZa paid SPM $18.3 million (including $52 thousand in management fees) and $6.3 million (including $50 thousand in management fees), respectively, under this agreement. At December 31, 201, ZaZa had a receivable from SPM, of $84 thousand related to the estimated period end payroll. Effective November 1, 2012, 100% of the units and ownership in SPM assigned to ZaZa LLC.

        Lot-A-Go 5 ("LG5") is an airplane rental company in which Todd A. Brooks and Gaston Kearby hold partnership interest. From time to time, ZaZa will rent the plane for business travel reasons. ZaZa was charged for the pilots' time, hanger fees and fuel. During the year ended December 31, 2012 ZaZa was charged and paid $115 thousand for such services. In addition, at December 31, 2011, ZaZa had a payable to LG5 for $80 thousand related to the remainder of a short-term working capital loan that bears no interest, which was repaid in September 2012.

        In connection with but following consummation of the combination of Toreador Resources Corporation and ZaZa LLC, the three former members of ZaZa LLC, Todd A. Brooks, Gaston L. Kearby, and John E. Hearn Jr. (together, the "ZaZa Founders"), each determined to transfer to certain service providers approximately 1.7 million shares of restricted common stock of the Company, par value $0.01 per share (the "Restricted Stock"), held by entities controlled by the ZaZa Founders. Because such transfers are expected to give rise to a compensation expense deduction to the Company upon vesting of the grants, as opposed to giving rise to a deduction to the ZaZa Founders, the Company has agreed to pay in cash to the ZaZa Founders the economic value of any tax deduction the Company receives as a result of these grants by the ZaZa Founders.

        On September 11, 2012, the Company entered into separate Reimbursement Agreements with each of Blackstone Oil & Gas, LLC ("Blackstone"), Omega Energy Corp. ("Omega"), and Lara Energy, Inc. ("Lara") (together, the "Reimbursement Agreements"). Blackstone, Omega, and Lara are respectively controlled by Todd A. Brooks, who serves as the Company's President and Chief Executive Officer and also as a Director, Gaston L. Kearby, who is the former Executive Director-Operations and currently serves as a Director of the Company, and John E. Hearn Jr., who serves as the Chief Operating Officer and a Director of the Company. Pursuant to the Reimbursement Agreements, the Company will reimburse each of Blackstone, Lara, and Omega for the value of the tax benefit(s) received by the Company due to the transfers of Restricted Stock within thirty (30) days of such time(s) when the Company is able to make use of the expense(s) relating thereto to reduce its federal income tax withholding or payments (the "Reimbursements"). If Blackstone, Lara, and Omega together cease to control a majority of the common stock of the Company prior to the time that the Company is able to make use of any or all of such expenses to reduce its federal income tax withholding or payments, then the Company will pay to each of Blackstone, Lara, and Omega an amount equal to thirty-five percent (35%) of the value of the shares of the Restricted Stock (determined at the time of vesting) transferred by each such grantor.

        The Company estimates that the Reimbursements could be as much as $2.5 million for each of Blackstone, Lara, and Omega. The tax characterization of the Reimbursements and their reporting shall be determined by a third party tax advisor to the Company. Each of Blackstone, Lara, and Omega will be responsible and liable for any tax consequences (including, but not limited to, any interest or penalties) as a result of the Reimbursements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No current executive officer served as a member of the board of directors or compensation committee of any other entity (other than our subsidiaries) that has or has had one or more executive officers serving as a member of the board of directors or the compensation committee.

PROPOSAL 2

AMENDMENT TO THE ZAZA ENERGY CORPORATION LONG TERM INCENTIVE PLAN

        Pursuant to a recommendation of the compensation committee on April 16, 2013, our board of directors approved an amendment to the ZaZa Corporation Long-Term Incentive Plan (the "Plan"), subject to stockholder approval, that will increase the total number of shares authorized to be issued under the Plan by an amount equal to 2% of the then issued and outstanding shares of our common stock as of June 30 of each fiscal year. If the amendment is approved, it will be effective as of the date of the annual meeting, and the first such increase shall be on June 30, 2013. Our board of directors believes that this amendment is necessary in order to continue (i) aiding in the retention of key employees who are important to our success; (ii) motivating employee contributions toward long-term value through ownership in the Company; and (iii) aligning potential increases in compensation to increases in financial results that drive stockholder value.

        For a more complete description of the proposed Plan amendment, please see "Proposed Amendment to the Plan" below. For a more complete description of the Plan, please see "Summary Description of the Plan" below. A copy of the proposed amendment to the Plan is included as Annex A to this proxy statement. The statements made in this proxy statement with respect to the Plan Amendment Proposal should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the proposed amendment to the Plan, which is incorporated by reference herein from Annex A.

Proposed Amendment to the Plan

        As of April 1, 2013, we have granted awards under the Plan to independent directors of our board of directors, executive officers and certain of our employees, which total approximately 34 individuals. Out of the 7,000,000 shares currently authorized under the Plan, as of April 1, 2013, 5,758,467 shares are available to be awarded. As a result of future Plan awards that may be awarded in connection with our compensation strategy, our board of directors recommends an amendment to the Plan to allow for the automatic increase in the total number of shares authorized to be issued under the Plan as described above.

Summary Description of the Plan

  Eligibility and Available Awards

        The Plan provides for the grant of incentive stock options and non-qualified stock options (collectively, "stock options"), restricted stock, restricted stock units, stock appreciation rights, phantom stock, and other stock or performance-based awards (each, an "Award"). All employees, non-employee directors and service providers of the Company or any affiliate (as defined in the Plan) of the Company are eligible to receive grants of Awards under the Plan. However, incentive stock options may be granted only to employees. Further, non-qualified stock options and stock appreciation rights may only be granted to employees, non-employee directors and service providers of the Company or entities in a chain of corporations in which the Company has a controlling interest. The selection of eligible individuals to whom Awards will be granted is within the discretion of the Compensation Committee. It is currently expected that all of our employees will participate in the Plan, along with four non-employee directors who serve on the Company's board of directors.

  Administration

        The Plan will be administered by the Compensation Committee of our board of directors, unless the board of directors appoints another committee for such purpose. No member of the Compensation

Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to members of the Compensation Committee must be ratified by the board of directors.

        Subject to the provisions of the Plan, the Compensation Committee will (i) select the eligible individuals to whom Awards may be granted; (ii) determine the type, amount, terms, restrictions and conditions of Awards, including designating stock options as incentive stock options or non-qualified stock options; (iii) determine the time or times at which Awards shall be granted and the number of shares of common stock subject to each Award; (iv) interpret the Plan and all Awards under the Plan; (v) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan; (vi) make all other determinations necessary or advisable for the administration of the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that it deems desirable to effectuate the Plan; (viii) determine the fair market value of shares of common stock; (ix) approve one or more forms of Award agreement; (x) determine whether an Award will be settled in shares of common stock, cash, or in any combination thereof; (xi) accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a participant's termination of service; (xii) amend, modify, extend, cancel or renew any Award or waive any restrictions or conditions applicable to any Award or shares acquired pursuant thereto; and (xiii) prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or adopt sub-plans or supplements to, or alternative versions of, the Plan, including with limitation, as the Compensation Committee deems necessary or desirable to comply with the laws of, or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or custom of, any foreign jurisdiction whose citizens may be granted Awards. Any action taken or determination made by the Compensation Committee or the board of directors pursuant to the Plan will be binding on all parties. No member of the board of directors or the Compensation Committee will be liable for any action or determination made in good faith with respect to the Plan or an Award granted thereunder.

        Our board of directors may amend, suspend or terminate the Plan at any time without prior notice to or consent of any person; provided, however, except as specifically permitted under the Plan, in connection with a change of control, no amendment (other than any amendment the board deems necessary in order to permit Awards to meet the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or other applicable laws, or to prevent adverse tax consequences to the participants), suspension or termination of the Plan may, without the consent of the holder of an Award, terminate such Award or adversely affect such person's rights with respect to such Award in any material respect unless or to the extent specified in the Award itself. However, no amendment shall be effective prior to its approval by the stockholders, to the extent such approval is required by (i) applicable legal requirements or (ii) the requirements of any securities exchange on which the Company's stock may be listed.

  Stock Available for Issuance

        The maximum number of shares of common stock that may be issued under the Plan is 7,000,000 shares, subject to adjustment as provided in the Plan, and subject to annual increase if the proposed amendment to the Plan is approved.

        Each share of common stock that is the subject of an Award granted under the Plan may be made available from authorized but unissued shares, treasury stock or shares of common stock acquired in the open market. No fractional shares shall be issued under the Plan and settlement of such fractional shares shall be made in cash. Each share of common stock that is the subject of an Award, including each share underlying an Award that is measured by shares but that is intended to be settled in cash, shall be charged against the maximum share limitations at the time the Award is granted and may not again be made subject to Awards under the Plan pursuant to such limitations. Without limiting the generality of the foregoing, the number of shares of common stock remaining available for an Award under the maximum share limitations, as reduced for charges in respect of Awards made from time to time, shall not be increased (nor shall prior charges be reversed) for, among other things, shares of common stock (i) not issued and that cease to be issuable for any reason, including, but not limited to, forfeiture, revocation, cancelation or amendment of an Award or the settlement of an Award, in whole or in part, by the payment of cash, (ii) tendered in payment of the exercise price of any stock option, (iii) tendered to, or withheld by, us to satisfy tax withholding or other obligations, and/or (iv) repurchased by us, whether with stock option proceeds or otherwise.

  Award Limits

        The maximum number of shares of common stock that may be issued under the Plan pursuant to an exercise of incentive stock options is 50,000,000 shares. The maximum number of shares of common stock subject to stock options and stock appreciation rights (combined) awarded to any one participant pursuant to the Plan in any calendar year shall not exceed 1,000,000 shares. The maximum number of shares of common stock which may be subject to Awards of restricted stock made to any one participant pursuant to the Plan in any calendar year shall be 1,000,000 shares. The maximum amount of compensation which may be paid to any participant in any calendar year pursuant to Awards of restricted stock units shall not exceed $2,000,000. The maximum amount of compensation which may be paid to any participant in any calendar year pursuant to Awards of phantom stock under the Plan shall not exceed the fair market value (determined as of the date of vesting) of 1,000,000 shares of common stock. The maximum amount of compensation that may be paid to any participant in any calendar year pursuant to other stock or performance-based awards under the Plan, (i) if the compensation under the other stock or performance-based awards is denominated under the Award agreement only in terms of shares of common stock or a multiple of the fair market value per share of common stock, shall not exceed the fair market value (determined as of the date of vesting) of 1,000,000 shares of common stock; or (ii) in all other cases, shall not exceed $2,000,000. The maximum amount of compensation any participant can be paid in any calendar year pursuant to Awards that are intended to comply with the requirements of Section 162(m) of the Code (and are designated as such) shall not exceed $5,000,000. The foregoing limitations on the numbers shares of common stock that may be issued and that may be subject to Awards are subject to adjustment, as provided in the Plan.

  Adjustments Upon Changes in Capitalization or Reorganization

        The type or number of shares authorized under the Plan or subject to an Award under the Plan, and/or the exercise or purchase price applicable to an Award, subject to any required action by our stockholders, will automatically be proportionately adjusted in the event that the outstanding shares are changed into or exchanged for a different kind of shares or other securities by reason of a merger, recapitalization, reclassification, stock split, payment of stock dividend, consolidation of shares or a combination of shares. The Plan does not permit the Compensation Committee to reprice non-qualified stock options or stock appreciation rights without stockholder approval.

  Types of Awards

        Stock Options.    Stock options entitle the holder to purchase a specified number of shares of common stock upon vesting at an exercise price per share specified on the date of grant. The Compensation Committee has the authority to grant stock options, specifying the terms and conditions of each stock option (including the time or times at which and the circumstances under which the stock option is exercisable), subject to the terms of the Plan. The Compensation Committee will also have the authority to determine whether stock options granted to employees will be incentive stock options or non-qualified stock options. Unless otherwise provided in the Award agreement, stock options will vest such that one-third of the original number of shares of common stock granted shall vest on each anniversary of the date of grant until the stock option fully vests or is forfeited or expires.

        Except as described below, the exercise price at which shares of common stock may be purchased upon the exercise of a stock option will not be less than 100% of the fair market value of our common stock on the date that the stock option is granted. In the case of incentive stock options granted to employees owning more than ten percent (10%) of the total combined voting power of us and our affiliates, the exercise price at which shares of common stock may be purchased upon the exercise of such incentive stock option shall not be less than 110% of the fair market value of our common stock on the date of grant. The aggregate fair market value of shares of common stock granted pursuant to one or more options (determined as of the date the option is, or the respective dates the options are, granted under the Plan or any other option plan of ours or our affiliates) that become exercisable with respect to an employee for the first time as incentive stock options during any one calendar year cannot exceed $100,000.

        Except in certain grants of incentive stock options (which may not be exercised later than five years after the date of grant), no option may be exercised later than the date which is ten years after the date of grant. To exercise a stock option granted under the Plan, the person entitled to exercise the stock option must provide written notice to us, setting forth the number of shares of common stock with respect to which the stock option is to be exercised, accompanied by full payment for the shares being purchased and any required withholding taxes, unless other arrangements have been made with the Compensation Committee. The payment can be made (i) by cash or check, (ii) subject to such conditions and requirements as the Compensation Committee may specify, by the Company withholding shares otherwise issuable from the exercise of the stock option, (iii) with the consent of the Compensation Committee, by tendering to the Company shares of common stock owned by the participant for more than six months having an aggregate fair market value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the stock option is being exercised, or (iv) subject to such instructions as the Compensation Committee may specify and at the participant's written request, by the Company delivering certificates for the shares of common stock for which the stock option is being exercised to a broker for sale on behalf of the participant; provided that the participant has irrevocably instructed such broker to remit directly to the Company, on the participant's behalf, the full amount of the exercise price from the proceeds of such sale.

        Restricted Stock.    Restricted stock is common stock that is subject to such restrictions as the Compensation Committee may impose, including forfeiture, transfer and repurchase restrictions, and in no event will the term of any such Award exceed ten years. The Compensation Committee has authority and discretion to determine what restrictions apply to the restricted stock and when and how the restrictions of one Award of restricted stock may differ from those of any other Award of restricted stock.

        When granted, restricted stock is registered in the name of the participant and either left on deposit with, or held in trust or escrow by, us until the restrictions lapse. Unless otherwise provided in the Award agreement, holders of restricted stock have all of the rights of a stockholder, including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares; provided, however, that unless otherwise provided in the Award agreement, in the case of restricted stock with respect to which vesting is conditioned on performance criteria, other than the continuation of the participant's employment or service for a fixed or specified duration, holders of restricted stock shall not have the right to receive dividends and/or vote with respect to such restricted stock until the restricted stock vests, at which time the sum of all dividends on such restricted stock for the restricted period shall be paid without interest. If, prior to the end of the restricted period, a participant's employment or service with us is terminated or the participant's restricted stock is forfeited pursuant to the terms of his or her Award agreement, we will have the right to repurchase the participant's restricted stock for the lesser of (i) its fair market value on the date of forfeiture or (ii) the amount of cash paid therefor, if any. If for any reason the restrictions imposed by the

Compensation Committee are not met at the end of the restricted period, the restricted stock will be forfeited by the participant and reacquired by us.

        Stock Appreciation Rights.    A stock appreciation right entitles a participant to receive (either in cash, common stock, or a combination thereof), upon exercise of the stock appreciation right, the excess of (i) the fair market value per share of common stock on the date of exercise over (ii) an amount not less than the fair market value per share of common stock on the date of grant. The Compensation Committee may provide that the excess may not exceed a specified amount. The Compensation Committee shall determine, at the date of grant, the time or times at which and the circumstances under which a stock appreciation right may be exercised, and the term of the stock appreciation right, subject to a ten year maximum term.

        To exercise a stock appreciation right, the person entitled to exercise the stock appreciation right must provide written notice to us, setting forth the number of shares of common stock with respect to which the stock appreciation right is to be exercised, accompanied by full payment of any required withholding taxes, unless other arrangements have been made with the Compensation Committee.

        Restricted Stock Units.    An Award of a restricted stock unit is a right, subject to satisfaction of terms and conditions as imposed by the Compensation Committee, to receive, upon vesting, a stated or determinable amount denominated in cash. The right to receive payment of an Award of restricted stock units may be conditioned upon continued employment or achievement of performance goals. Restricted stock unit awards may be payable in cash, shares of common stock, or a combination of cash and shares. The Compensation Committee has the authority to determine the periods of restriction, the number of notional shares of common stock to which the restricted stock unit award pertains and any other terms and conditions consistent with the Plan. Except as otherwise may be required under Section 409A of the Code, payment of a restricted stock unit award shall occur in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date the restrictions lapse.

        Phantom Stock.    An Award of phantom stock is a right, subject to satisfaction of terms and conditions as imposed by the Compensation Committee, to receive, upon vesting, a stated or determinable amount denominated in shares of common stock. The right to receive payment of an Award of phantom stock may be conditioned upon continued employment or achievement of performance goals. Phantom stock awards may be payable in cash, shares of common stock or a combination of cash and shares. The Compensation Committee has the authority to determine the periods of restriction, the number of notional shares of common stock to which the phantom stock award pertains and any other terms and conditions consistent with the Plan. Except as otherwise may be required under Section 409A of the Code, payment of a phantom stock award shall occur in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the date the restrictions lapse.

        Other Stock or Performance-Based Awards.    Any other stock or performance-based award is an Award not otherwise described in the Plan, the value of which is based in whole or in part by reference to, or based on or related to, a share of common stock or cash as determined by the Compensation Committee to be consistent with the purposes of the Plan. Any other stock or performance-based award may be payable in cash, shares of common stock, or a combination thereof. The Compensation Committee has the authority and discretion to determine the terms and conditions of other stock or performance-based awards, including any performance criteria covering such Awards, consistent with the Plan. Except as otherwise may be required under Section 409A of the Code, payment or the settlement of other stock or performance-based awards shall be made in a single lump sum upon vesting, but no later than the fifteenth (15th) day of the third (3rd) calendar month following the date on which vesting occurs.

        Awards intended to comply with the requirements of Section 162(m) of the Code. The Plan authorizes the Compensation Committee to grant any Award and provide that such Award shall be granted to comply with the requirements of Section 162(m) of the Code.

        The Compensation Committee shall establish the performance goals for a performance period and the amount and terms, in writing, for each Award that is intended to comply with the requirements of Section 162(m) of the Code. Each performance goal shall consist of and incorporate (i) one or more designated business criteria, (ii) the quantitatively determinable level(s), standard(s), degree(s) or range(s) of achievement to be applied to each such business criteria for the performance period, and (iii) the amount of compensation (which shall be objectively determinable under one or more formulas or pre-determined standards) that shall vest under the performance goal for the achievement of each specified business criteria, at the prescribed level(s), standard(s), degree(s) or range(s). Awards intended to comply with the requirements of Section 162(m) of the Code shall vest and shall be paid only if and to the extent vested under the performance goals. Performance goals may be based on any one or more business criteria on an absolute or relative basis or as compared to the performance of a published index deemed by the Compensation Committee to be applicable to the Company, including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. Performance goals may differ among participants and Awards. Performance goals shall be established, Awards shall be granted and shall become binding at a time when the achievement of or outcome under each applicable performance goal is "substantially uncertain" (within the meaning of Section 162(m) of the Code), and in all events by no later than the earlier of the 90th day of the performance period or the lapse of 25% of the performance period, unless otherwise required or permitted for Section 162(m) of the Code. Performance goals may differ among Awards granted to any one participant or for Awards granted to different participants.

        The business criteria, upon which performance goals are based, are as follows: (i) stock price; (ii) earnings per share; (iii) increase in revenues; (iv) increase in cash flow; (v) cash flow per share; (vi) increase in cash flow return; (vii) return on net assets; (viii) return on assets; (ix) return on investment; (x) return on capital; (xi) return on equity; (xii) economic value added; (xiii) gross margin; (xiv) net income; (xv) pretax earnings; (xvi) pretax earnings before interest; (xvii) pretax earnings before interest, depreciation and amortization; (xviii) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xix) operating income; (xx) total stockholder return; (xxi) debt reduction; (xxii) successful completion of an acquisition, initial public offering, private placement of equity or debt; or (xxiii) reduction of expenses.

        The Compensation Committee shall have the discretion to reduce the amount payable under such Award (even if it has otherwise vested under the applicable performance goal) for a participant's negative conduct or other activities or factors as the Compensation Committee may determine, but it shall not have the authority to either increase the amount payable under such Award above the amount which vests under the performance goals or pay or provide compensation in lieu of the portion of Award that does not so vest. After the end of each performance period, the Compensation Committee will determine and certify in writing the results under each business criteria on which any performance goal is based, whether (and, if applicable, the degree to which) each performance goal and each other material term of the Award were satisfied, and the resulting amount of compensation vested and payable under such Award.

  Withholding

        We are generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. The Compensation Committee may make such provision for the withholding of taxes as it deems necessary. Withholding requirements may be satisfied by (a) tender of a cash payment to us, (b) withholding of shares of common stock otherwise issuable under an Award or

(c) tender to the Company shares of common stock owned by the participant if such tendered shares of common stock have been held by such participant for at least six months.

  Transferability

        Except as otherwise specifically provided in the Plan, no Award and no right under the Plan, contingent or otherwise, other than restricted stock which has vested, will be (i) assignable, saleable or otherwise transferable by a participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Compensation Committee shall have been furnished with a copy of the deceased participant's will or such other evidence as the Compensation Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of the Plan shall be void and ineffective for all purposes. Except as otherwise specifically provided under the Plan, only the participant or his guardian (if the participant becomes disabled), or in the event of his death, his legal representative or beneficiary, may exercise stock options or stock appreciation rights, receive cash payments and deliveries of shares or otherwise exercise rights under the Plan. The executor or administrator of the participant's estate, or the person or persons to whom the participant's rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the participant's beneficiary or beneficiaries of the rights of the participant and shall be entitled to exercise such rights as are provided under the Plan.

  Amendment of Awards

        The Compensation Committee may amend an Award; provided, however, that no amendment of an Award may, without the consent of the participant, adversely affect the participant's rights with respect to such Award in any material respect.

  Term of the Plan

        The Plan shall terminate ten years after the date of its initial adoption by the board of directors, unless earlier terminated by the board of directors. No Award may be granted hereunder after termination of the Plan.

  Change of Control

        Unless otherwise provided in an Award, upon the occurrence of a change in control (defined generally as certain reorganizations, mergers, consolidations, sales of all or substantially all of our assets or liquidations), the board of directors may, but is not required to, (i) accelerate vesting and the time at which all stock options and stock appreciation rights then outstanding may be exercised; (ii) waive, alter and/or amend the performance criteria and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and any applicable restricted period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the change of control or such other date as may be determined by the board of directors; (iii) cause the acquirer to assume the Plan and the Awards or exchange the Awards for the acquirer's stock; (iv) terminate the Plan; or (v) terminate and cancel all outstanding unvested or unexercised Awards as of the date of the change of control on such terms and conditions as it deems appropriate.

        The board of directors will, in connection with a change of control, have the right to require all participants to transfer and deliver to us all Awards previously granted to the participants in exchange for an amount equal to the cash value of the Awards. The cash value of an Award will equal the sum of (i) in the case of an Award that is not a stock option or restricted stock, the cash value of all benefits to which the participant would be entitled upon settlement or exercise of any Award and (ii) in the case of a stock option or restricted stock, the excess of the market value per share over the option price, or the market value per share of restricted stock, as applicable, multiplied by the number of shares as to which such Award is vested.

  Termination, Death and Disability

        Except as otherwise provided in an Award agreement, upon a participant's termination for cause (as defined in the Plan), all unpaid Awards, whether vested or not, shall terminate and be immediately forfeited. Unless otherwise provided in an Award agreement, upon a participant's termination for any reason (including death or disability) other than for cause, any unvested Award outstanding at the time of termination shall terminate and be immediately forfeited. The board of directors or Compensation Committee may provide for the continuation of any Award, except if such continuation would cause certain adverse tax consequences.

  Clawback Policy

        All Awards (including any proceeds, gains or other economic benefit actually or constructively received by any participant upon any receipt or exercise of any Award or upon the receipt or resale of any share of common stock underlying any Award) shall be subject to the provisions of any claw-back policy implemented by the Company or as set forth in any Award agreement.

  Summary of Certain Federal Income Tax Considerations

        The following summary is based on applicable provisions of the Code, as currently in effect, and the income tax regulations and proposed income tax regulations issued thereunder. This summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or foreign taxes.

        Status of Stock Options.    Stock options granted under the Plan may be either incentive stock options or non-qualified stock options. Under certain circumstances, an incentive stock option may be treated as a non-qualified stock option. The tax consequences, both to the option holder and to us, differ depending on whether a stock option is an incentive stock option or a non-qualified stock option.

        Non-qualified Options.    No federal income tax is imposed on the option holder upon the grant of a non-qualified stock option. If the shares of common stock received by an option holder upon the exercise of a non-qualified stock option are not subject to certain restrictions in the hands of the option holder, then the option holder will be treated as receiving compensation, taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon such an exercise is the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such common stock.

        Incentive Stock Options.    No federal income tax is imposed on the option holder upon the grant of an incentive stock option. The option holder will recognize no income for federal income tax purposes upon exercise of an incentive stock option, if the option holder (i) does not dispose of the shares of common stock acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares of common stock were transferred to the option holder (the "Holding Period"), and (ii) is an employee of either (a) the company granting the option, (b) a parent or subsidiary corporation of such corporation, or (c) a corporation (or a parent or subsidiary corporation of such corporation) which has assumed such option of another corporation as a result of a corporate reorganization, merger, or similar transaction. Such employment must continue for the entire time from the date the option was granted until three months before the date of exercise, or twelve months before the date of exercise if employment ceases due to permanent and total disability or death. If common stock received upon exercise of an incentive stock option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such common stock and the amount realized on the disposition will be treated as a long-term capital gain or loss. We would not be entitled to any deduction in connection with the grant or exercise of the incentive stock option or the disposition after completion of the Holding Period of the shares of common stock so acquired.

        If, however, an option holder disposes of shares of common stock received upon exercise of an incentive stock option before completion of the Holding Period (a "Disqualifying Disposition"), the option holder would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In the event of a Disqualifying Disposition, the option holder must notify the Compensation Committee of such disposition within 10 days of such event. In event of a Disqualifying Disposition, subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the option holder. Generally, the amount treated as compensation is the excess of the fair market value of the common stock at the time of exercise over the exercise price. The balance of the gain, if any, realized upon such a disposition will be treated as a long-term or short-term capital gain depending on the holding period. If the amount realized at the time of disposition is greater than the exercise price but less than the fair market value of the common stock at the time of exercise and the disposition is a transaction in which a loss, if sustained, would otherwise be recognizable under the Code, then the amount treated as ordinary income is the excess of the amount realized on the disposition over the Participant's adjusted basis in the stock. If the amount realized at the time of the disposition is less than the exercise price, the option holder will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or short-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange or gift, but does not include certain other transfers, such as by reason of death or a pledge or exchange of shares described in Section 424(c) of the Code.

        Alternative Minimum Tax.    Although the exercise of an incentive stock option does not result in current taxable income, there are implications with regard to the Alternative Minimum Tax ("AMT"). The excess of the fair market value of shares of common stock acquired upon exercise of an incentive stock option over the exercise price paid for such shares of common stock is an adjustment to AMT income for the option holder's taxable year in which such exercise occurs (unless the shares of common stock are disposed of in the same taxable year in a Disqualifying Disposition and the amount realized is less than the fair market value of the shares on the date of exercise, in which event the amount included in AMT income will not exceed the amount realized on the disposition over the adjusted basis of the shares).

        Restricted Stock.    Generally, the grant of restricted stock will not be a taxable event to the participant, and we will not receive a deduction. Absent an 83(b) election (described below), the participant will be taxed when the stock vests (equal to the difference between the fair market value of the stock on the vesting date and the consideration paid, if any, for the shares), and we will receive a corresponding deduction. However, the participant may elect to make an 83(b) election not later than 30 days after the grant of the restricted stock. An 83(b) election is an election permitted under Section 83(b) of the Code that allows the participant to recognize ordinary income on the restricted stock at the time of the grant equal to the difference between the fair market value of the stock on the date of grant and the amount paid, if any, for the shares. If the participant makes an 83(b) election, we receive a corresponding deduction at the time of the grant, and no tax is recognized by the participant, nor is any deduction received by us, upon vesting of the shares.

        When the participant sells the shares, he or she may realize a capital gain if the sales price is greater than his or her basis in the shares. The participant's basis for this purpose is the fair market value at the time of vesting (if no 83(b) election is made) or at the time of grant (if an 83(b) election is made). We do not receive a deduction at that time. If the participant sells the shares and the amount realized is less than his or her basis in the shares, for the shares, the participant will recognize a capital loss. The capital gain or loss will be either short-term or long-term, depending on the holding period of the shares. The holding period commences upon vesting (if no 83(b) election is made) or upon grant (if an 83(b) election is made).

        Dividends paid on restricted stock are subject to tax at the time paid to participants. If no 83(b) election is made, dividends are taxed as ordinary income until the restricted stock vests. If an 83(b) election is made, dividends are treated as dividend income from the date of grant of the Award.

        Stock Appreciation Rights.    A participant who receives a stock appreciation right award will not be taxed on receipt of the Award. Upon receipt of shares of common stock pursuant to the exercise of a stock appreciation right, the fair market value of the shares received (including any shares withheld for tax purposes) is recognized as ordinary income for federal income tax purposes at the time the shares are received. If a participant receives cash upon the exercise of a stock appreciation right, the excess of the fair market value of the shares of common stock exercised over the fair market value of the corresponding shares of common stock on the date of grant is recognized as ordinary income for federal income tax purposes on the date of payment. Subject to Section 162(m) of the Code, described below, and assuming we satisfy the federal income tax reporting and other deductibility requirements with respect to such compensation, we will be entitled to a deduction at the same time and in the same amount as the income recognized by the participant.

        Restricted Stock Units.    In general, a participant who receives a restricted stock unit award will not be taxed on receipt of the Award; instead, the amount paid (including any cash or shares withheld for tax purposes) to the participant (whether in cash, shares, or a combination thereof) equal to the amount denominated in cash upon vesting will be taxable as ordinary income to the participant. Subject to the application of Section 162(m) of the Code, as discussed below, and assuming we satisfy the federal income tax reporting and other deductibility requirements with respect to such compensation, we will be entitled to a deduction for an amount corresponding to the ordinary income recognized by the participant.

        Phantom Stock.    In general, a participant who receives a phantom stock award will not be taxed on receipt of the Award; instead, the amount paid to the participant (whether in cash, shares, or a combination thereof) equal to fair market value of a share of common stock multiplied by the specified number of notional shares of common stock that have vested will be taxable as ordinary income to the participant. Subject to the application of Section 162(m) of the Code, as discussed below, and assuming we satisfy the federal income tax reporting and other deductibility requirements with respect to such compensation, we will be entitled to a deduction for an amount corresponding to the ordinary income recognized by the participant.

        Other Stock or Performance-Based Awards.    In general, a participant who receives an other stock or performance-based award will not be taxed on receipt of the Award, but instead the cash or the fair market value of shares of common stock received will be taxable as ordinary income on the date that the cash or shares are received in payment of the Award. Subject to the application of Section 162(m) of the Code, as discussed below, and assuming we satisfy the federal income tax reporting and other deductibility requirements with respect to such compensation, we will be entitled to a deduction for an amount corresponding to the ordinary income recognized by the participant.

  Other Tax Considerations

        In the event of a change of control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change in control, could be nondeductible to us and subject to an additional 20% tax to the recipient. Awards under the Plan that are made or that vest or become payable in connection with a change in control may be required to be taken into account in determining whether these penalties apply.

        Section 162(m) of the Code places a $1,000,000 cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as "performance-based compensation" under Section 162(m)(4)(C) of the Code are exempt from the cap and do not count toward the $1,000,000 limit. Generally, stock options and stock appreciation rights granted with an exercise or grant price at least equal to the fair market value of the stock on the date of grant will qualify as performance-based compensation. Other Awards may or may not so qualify, depending on their terms.

  Section 409A of the Internal Revenue Code

        Some Awards granted under the Plan may be considered non-qualified deferred compensation that is subject to special rules and additional tax under Section 409A of the Code. The Compensation Committee will generally design and administer such Awards to comply with the rules of Section 409A of the Code and avoid the imposition of any additional tax under Section 409A of the Code. However, there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any participant.

  Inapplicability of ERISA

        Based on current law and published interpretations, we do not believe that the Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

        Notwithstanding the foregoing, the Plan expressly provides that there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person who participates or is eligible to participate in the Plan.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PLAN AMENDMENT.

PROPOSAL 3

DISCRETIONARY AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK

        The board of directors has adopted resolutions approving an amendment to our Certificate of Incorporation (the "Certificate Amendment") to effect a reverse split (the "Reverse Split") of our issued and outstanding shares of common stock, as described below.

        The form of the Certificate Amendment to effect the Reverse Split of our issued and outstanding common stock will be substantially as set forth on Annex B (subject to any changes required by applicable law). The Reverse Split would permit (but not require) our board of directors to effect a combination of our issued and outstanding common stock in a range of not less than 2 shares and not more than 25 shares into one share within one year of receipt of approval by our stockholders, provided that the board of directors determines to effect the Reverse Split and such amendment is filed with the Secretary of State of the State of Delaware.

        The board of directors reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in our best interests and in the best interests of our stockholders. Any fractional shares will be rounded up to the next whole number.

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

        The board of directors would effect a Reverse Split with the primary intent of increasing the market price of our common stock to make the it more attractive to a broader range of institutional and other investors. In addition to potentially increasing the market price of our common stock, the Reverse Split would also reduce certain costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Split is in our and our stockholders' best interests.

        The board of directors believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price of our common stock were substantially higher. This factor may also limit the willingness of institutions to purchase our common stock. The board of directors believes that the anticipated higher market price resulting from the Reverse Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

        Although we expect the Reverse Split will result in an increase in the market price of our common stock, the Reverse Split may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including our performance, prospects and other factors detailed from time to time in our reports filed with the SEC. The history of similar reverse stock splits for companies in like circumstances is varied. If the Reverse Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Split.

        In the event that the board of directors determines to effectuate the Reverse Split, it would increase our authorized but unissued shares of common stock by a range of approximately 198,743,637, for a one-for-two Reverse Split, to 245,899,491, for a one-for-twenty-five Reverse Split, based on our number of such shares issued and outstanding as of April 15, 2013. However, the Company presently has no plans to issue any shares that would become available for issuance as a result of a Reverse Split of its common stock but reserves the right to develop and act upon any such plans should it determine to do so.

Procedure for Implementing the Reverse Split

        The Reverse Split will become effective upon the filing (the "Effective Time") of the Certificate of Amendment, a form of which is annexed hereto as Annex B, with the Secretary of State of the State of Delaware. The exact timing of the filing of the Certificate Amendment that will effect the Reverse Split will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but may not occur subsequent to the date that is one year from the date of approval of our stockholders. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the Certificate Amendment, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

        The number of shares each stockholder will receive in connection with the Reverse Split will depend on the number our board of directors chooses within the range approved by our stockholders. For instance, in the case of a one-for-four reverse split, each four shares of common stock would be combined into one (1) new share of common stock. Based on 102,512,725 shares of common stock issued and outstanding as of April 15, 2013, immediately following the Reverse Split we would have approximately 25,628,182 shares of our common stock issued and outstanding (without giving effect to rounding for fractional shares) in the case of a one-for-four reverse split.

        The Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder's percentage ownership interest in us, except that as described below in "—Fractional Shares," record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number. In addition, the Reverse Split will not affect any stockholder's proportionate voting power (subject to the treatment of fractional shares).

        The Reverse Split may result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

        After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our common stock will continue to be quoted on the NASDAQ Capital Market

Authorized Shares of Common Stock

        The Reverse Split will not change the number of authorized shares of our common stock under our Certificate of Incorporation. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Under our Certificate of Incorporation, our authorized capital stock consists of 250,000,000 shares of common stock and 25,000,000 shares of "blank check" preferred stock, par value $0.0001.

        By increasing the number of authorized but unissued shares of common stock, the Reverse Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of our company or our stockholders. The Reverse Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Split may have the effect of permitting our current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, the board of directors is not aware of any attempt to take control of our company and the board of directors has not approved the Reverse Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock

        Upon the implementation of the Reverse Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered "Book-Entry" Holders of Common Stock

        Certain registered holders of our common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

        Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

        Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the "Old Certificates") to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split common stock (the "New Certificates"). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

        STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

        We do not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

        Proportionate adjustments will be made based on the ratio of the Reverse Split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Split ratio, subject to our treatment of fractional shares.

Effect on Par Value

        The Certificate Amendment will not affect the par value of our common stock, which will remain $0.0001 per share.

Accounting Matters

        As of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of our common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Split

        The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our common stock.

        Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States or a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia (a "U.S. holder"). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as "capital assets" (generally, property held for investment).

        If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

        This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

        We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Split. The state and local tax consequences of the Reverse Split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all stockholders.

        PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

        Tax Consequences to the Company.    We believe that the Reverse Split should constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize gain or loss in connection with the Reverse Stock Split.

        Tax Consequences to the Stockholders.    Stockholders should not recognize gain or loss for U.S. federal income tax purposes as a result of the Reverse Split. A stockholder's aggregate tax basis in the common stock received in the Reverse Split will be equal to the stockholder's aggregate tax basis in the common stock exchanged in the Reverse Split. In addition, a stockholder's holding period for the common stock it receives in the Reverse Split will include the stockholder's holding period for the common stock exchanged in the Reverse Split.

No Appraisal Rights

        Under Delaware law and our charter documents, holders of our common stock will not be entitled to dissenter's rights or appraisal rights with respect to the Reverse Split.

 No Going Private Transaction

        Notwithstanding the decrease in the number of outstanding shares following the Reverse Split, the board of directors does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE CERTIFICATE AMENDMENT AND AUTHORIZE THE REVERSE SPLIT.

PROPOSAL 4

APPROVAL OF ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF 20% OF THE OUTSTANDING SHARES IN CONNECTION WITH A CONVERSION OF OR THE PAYMENT OF INTEREST MAKE-WHOLE ON THE 9.00% SENIOR CONVERTIBLE NOTES DUE 2017

Preliminary Note

        Pursuant to NASDAQ Marketplace Rule 5635(d) (the "20% Rule"), stockholder approval is required prior to the issuance of securities in connection with a transaction other than a public offering involving:

  •
  the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance; or

  •
  the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

        In order to comply with the 20% Rule in connection with the issuance of our 9.00% Convertible Senior Notes due 2017 (the "Notes"), as described in greater detail below, the number of shares of our common stock issuable upon conversion of the Notes and in payment of any interest make-whole on the Notes is currently effectively capped at the amount that could be issued without violating the 20% Rule (the "Exchange Cap"). We are seeking stockholder approval to issue shares of our common stock pursuant to the Notes, upon conversion of the Notes, in excess of the Exchange Cap.

Notes Financing Transaction

        On October 16, 2012, the Company entered into a Note Purchase Agreement (the "Purchase Agreement") with the purchaser named on the signature page thereto (the "Purchaser"). Pursuant to the terms of the Purchase Agreement, we sold to the Purchaser $40.0 million aggregate principal amount of the Notes.

Summary of Terms of Notes

        The Notes accrue interest from October 22, 2012 and mature August 1, 2017. The Notes are the senior, unsecured obligations of the Company, bear interest at a fixed rate of 9.0% per year, payable semiannually in arrears on February 1 and August 1 of each year beginning February 1, 2013, and mature on August 1, 2017 unless earlier converted, redeemed or repurchased.

        The Notes are convertible, at the option of the holder, at any time prior to the third trading day immediately preceding the maturity date, into shares of the Company's common stock, par value $0.01 per share (the "Conversion Shares"), and cash in lieu of fractional shares of common stock. The initial conversion rate will be 400.0000 shares per $1,000 Note, reflecting a conversion premium of approximately 32.28% of the closing price of the Company's common stock on the pricing date of the offering, which equates to an initial conversion price of $2.50 per share. In certain circumstances, after the occurrence of a fundamental change (as defined in the Indenture), the conversion rate shall be increased (according to the date of such fundamental change) for holders who convert their Notes on or after the effective date of such fundamental change. In addition, upon the occurrence of a fundamental change, holders may require the Company to repurchase for cash of all or a portion of such holder's Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

        If a holder converts some or all of its Notes on or after May 1, 2013 but prior to August 1, 2017, in addition to the Conversion Shares, such holder will receive a coupon make-whole payment for the Notes being converted. The coupon make-whole payment will be equal to the sum of the present values of the lesser of five semi-annual interest payments or the number of semi-annual interest payments that would have been payable on such converted Notes from the last day through which interest was paid on the Notes through July 31, 2017. The Company may elect to pay such make-whole payment in either cash or, subject to stockholder approval if required under applicable stock exchange rules, shares of common stock, and if paid in shares of common stock, then the stock will be valued at 95% of the simple average of the daily volume weighted average prices for the common stock for the 10 trading days ending on and including the trading day immediately preceding the conversion date.

        The Company may not redeem the Notes prior to August 1, 2015. Beginning August 1, 2015, the Company may redeem for cash all or part of the Notes if the last reported sale price of its common stock equals or exceeds 150% of the applicable conversion price for at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date on which the Company delivers the notice of the redemption. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

        The indenture governing the notes (the "Indenture") contains covenants that, among other things, limit the Company's ability and the ability of certain of its subsidiaries to, with certain exceptions, incur additional indebtedness or guarantees of indebtedness, and to dispose of assets, except under certain conditions and with certain exceptions, including contributions of assets to specified joint venture transactions. In addition, the terms of the Indenture require that the Company file all reports customarily filed with the Securities and Exchange Commission ('SEC') within the time frames required by SEC rules and provide information to permit the trading of the Notes pursuant to SEC Rule 144A, and that all current and future domestic restricted subsidiaries (as defined in the Indenture) of the Company, except for immaterial subsidiaries, jointly and severally guarantee the Notes on a senior unsecured basis. The Company will be able to designate a restricted subsidiary as an unrestricted subsidiary under specified conditions.

        The Indenture contains customary events of default, including failure to pay interest after a 30 day grace period, failure to pay principal when due, failure to comply with certain covenants, such as the offer to repurchase upon a fundamental change, failure to comply with other covenants after a customary grace period, cross-defaults, judgment defaults and certain bankruptcy events. If an event of default on the Notes has occurred and is continuing, the principal amount of the Notes, plus any accrued and unpaid interest, may become immediately due and payable. Upon the occurrence of certain events of default, these amounts automatically become due and payable.

        In addition, if the Company elects, the sole remedy for an event of default relating to the Company's failure to comply with the SEC reporting requirements under the Indenture will, for the first 90 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes. If the Company elects, such special interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes.

        The Notes and Conversion Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. In addition, the Company does not intend to file a registration statement for the resale of the Notes or any Conversion Shares.

 Reasons for Stockholder Approval

        We are seeking stockholder approval for the following reasons:

  •
  Due to the 20% Rule and the Exchange Cap, we are required to obtain stockholder approval to issue shares of common stock pursuant to the Notes, including upon conversion or in payment of interest make-whole, in excess of the Exchange Cap.

  •
  If and when the Purchaser elects to convert a portion of the Notes or we are required to make payment of interest make-whole in shares of common stock, and such event would require us to issue shares of common stock in excess of the Exchange Cap and we have not received stockholder approval under the 20% Rule, we would be unable to issue stock under the terms of the Indenture.

Increased Dilution

        Upon conversion of the Notes there will be a greater number of shares of our common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF 20% OF THE OUTSTANDING SHARES IN CONNECTION WITH A CONVERSION OF OR THE PAYMENT OF INTEREST MAKE-WHOLE ON THE NOTES.

 PROPOSAL 5

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP as independent registered public accountants of the Company to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2013 and the board of directors has determined that it would be desirable to request that the stockholders ratify such appointment. Ernst & Young LLP was our independent registered public accounting firm for our 2012 audit.

        The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and other services. Pre-approval is detailed as to the specific service or category of service and is subject to a specific approval.

        Before selecting Ernst & Young LLP, the Audit Committee considered the firm's qualifications as independent registered public accountants and concluded that based on Ernst & Young LLP's prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for the Company by Ernst & Young LLP would impair Ernst & Young LLP's independence and concluded that they did not. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        A representative of Ernst & Young LLP will attend our annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

        The aggregate fees for professional services rendered by our principal accountants, Ernst & Young LLP, for the years ended December 31, 2012 and 2011 were:

	Year Ended December 31,
	2012	2011
Audit Fees	$2,314,943	$899,915
Audit-Related Fees(1)	$—	$130,650
Tax Fees	$13,597	$—
All Other Fees	$—	$—

Total	$2,328,540	$1,030,165

(1)
Includes fees related to due diligence on Toreador and reimbursement of expenses in connection with the Combination.

        In regard to executive compensation services, as required by the PCAOB, all services are approved in advance by the audit committee. All compensation consulting services are provided under the terms of a separate engagement letter that describes the approved services and the company's acceptance of its responsibilities. Under the terms of the engagement, Ernst & Young LLP does not perform management functions or make any management decisions. The company must designate an individual with suitable skill, knowledge and experience to oversee the consulting engagement, evaluate the adequacy and results of the services performed, accept responsibility for the results of the services and establish and maintain internal controls and monitor ongoing activities.

 Vote Required for Approval

        Stockholder ratification is not required for making such appointment for the fiscal year ending December 31, 2013 because the Audit Committee has responsibility for the appointment of our independent registered public accountants. The appointment is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the board of directors or the audit committee would take if stockholders do not approve the appointment.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors, executive officers and persons who own more than 10% of our common stock (collectively "Section 16 Persons") to file initial reports of ownership (Forms 3) and reports of changes in ownership of common stock (Forms 4 and Forms 5) with the SEC as well as provide copies of the reports to the Company. As no Section 16(a) reports were required in 2011, to the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person, except as disclosed below, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to its Section 16 Persons were met.

        Ian H. Fay failed to timely file three Statements of Changes in Beneficial Ownership on Form 4. Mr. Fay filed the Forms 4 on September 20, 2012 , December 14, 2012 and December 18, 2012.

        John E. Hearn failed to timely file one Statement of Changes in Beneficial Ownership on Form 4. Mr. Hearn filed the Form 4 on November 21, 2012.

        Gaston L. Kearby failed to timely file one Statement of Changes in Beneficial Ownership on Form 4. Mr. Kearby filed the Form 4 on November 21, 2012.

        Todd A. Brooks failed to timely file three Statements of Changes in Beneficial Ownership on Form 4. Mr. Brooks filed the Forms 4 on November 21, 2012, December 14, 2012 and December 18, 2012.

        S. Scott Gaille failed to timely file one Statement of Changes in Beneficial Ownership on Form 4. Mr. Gaille filed the Form 4 on December 14, 2012.

Stockholder Proposals

        Each year the board of directors submits its nominations for election of directors at the Annual Meeting of Stockholders. The board of directors will consider properly presented proposals of stockholders intended to be presented for action at the Annual Meeting. Such proposals must comply with the applicable requirements of the SEC and our bylaws. Under our bylaws, a notice of intent of a stockholder to bring any matter before the annual meeting shall be made in writing and generally must be received at our principal executive offices not more than 180 days and not less than 120 days prior to the first anniversary of the preceding year's annual meeting. Every such notice by a stockholder shall set forth: (a) with respect to each matter, if any, that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) with respect to each person, if any, whom the stockholder proposes to nominate for election as a director, all information relating to such person (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director) that is required under the Securities Exchange Act of 1934, as amended; (c) the name and address, as they appear on the Corporation's records, of the stockholder proposing such business or nominating such persons (as the case may be), and the name and address of the beneficial owner, if any, on whose behalf the proposal or nomination is made, (d) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal or nomination is made; and (e) any material interest or relationship that such stockholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have in such business or with such nominee. For more detailed instructions relating to any such notice, stockholders are encouraged to refer to Section 2.5 of our Amended and Restated Bylaws, which are available at no charge from the Company or by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on February 22, 2012. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as one of our directors, if elected. All stockholder proposals should be sent to our Secretary at 1301 McKinney Street, Suite 2850, Houston, Texas 77010.

        A stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be included in our proxy statement relating to the 2014 Annual Meeting must be received no later than January 30, 2014. To be considered for presentation at the 2014 Annual Meeting, although not included in the proxy statement for such meeting, a proposal must be received within the time period set forth in our bylaws as described above. In addition, the proxy solicited by the board for the 2014 Annual Meeting will confer discretionary authority to vote on any such stockholder proposal presented at the 2014 Annual Meeting unless we are provided with notice of such proposal no later than 90 days prior to the date of the 2014 annual meeting.

Communications with Directors or the Board of Directors

        Stockholders wishing to communicate with the board of directors should send any communication to our Secretary at 1301 McKinney Street, Suite 2850, Houston, Texas 77010. Any such communication should state the number of shares of common stock beneficially owned by the stockholder making the communication. Communications received are distributed to the board or to any individual director or directors as appropriate, depending upon the directions and the facts and circumstances outlined in the communication. The board of directors has directed the Secretary to forward such communication to the full board of directors or to any individual director or directors to whom the communication is directed, excluding only any communication that does not relate to the business or affairs of the Company or the function or duties of the board of directors or any of its committees, or is a job inquiry or an advertisement or other commercial solicitation or communication.

Availability of Annual Report

        The Annual Report to Stockholders of the Company for the year ended December 31, 2012, including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material. The Company will furnish a copy of its Annual Report for the year ended December 31, 2012, without exhibits, free of charge to each person who forwards a written request to our Secretary at 1301 McKinney Street, Suite 2850, Houston, Texas 77010.

ANNEX A

FORM OF AMENDMENT TO ZAZA ENERGY CORPORATION LONG-TERM INCENTIVE PLAN

FIRST AMENDMENT TO

ZAZA ENERGY CORPORATION

2012 LONG-TERM INCENTIVE PLAN

        THIS FIRST AMENDMENT is hereby made to the Zaza Energy Corporation 2012 Long-Term Incentive Plan (the "Plan") by ZaZa Energy Corporation (the "Company").

W I T N E S S E T H

        WHEREAS, the Company has heretofore established and maintains the Plan; and

        WHEREAS, the Company retained the right in Section 1.7 of the Plan to amend the Plan from time to time; and

        WHEREAS, in order to assure that there are sufficient shares of Common Stock of the Company available for future awards under the Plan, the Company desires to amend the Plan to add an evergreen provision to the share pool to ensure that annually additional shares are made available for issuance under the Plan.

        NOW THEREFORE, subject to applicable approval of the shareholders of the Company, the Plan is amended as follows:

          1.     Effective as of the date approved by the shareholders of the Company, Section 1.3(a) is amended by adding after the first sentence a new sentence as follows:

      "Notwithstanding this limitation, on June 30 of each fiscal year of the Company, commencing on                    , 2013, the aggregate number of shares of Common Stock that may be issued under the Plan shall be automatically increased by an additional amount equal to two percent (2%) of the then issued and outstanding shares of Common Stock."

          2.     Effective as of the date approved by the shareholders of the Company, Section 1.3(a) is amended by adding after the second sentence (determined before this Amendment) a new sentence as follows:

      "Notwithstanding this Incentive Stock Option limitation, effective on                    , 2013, in recognition of the annual increase in shares of Common Stock available under the Plan and the duration of the Plan, the maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options is 50,000,000 shares, subject to the maximum Plan share limit described above."

          3.     Section 1.3(a), as amended, is set forth below, with the amendments made hereunder underlined:

          "1.3 Shares Subject to the Plan.

            (a)   Authorized Shares. The maximum number of shares of Common Stock that may be issued under the Plan shall be 7,000,000 shares. Notwithstanding this limitation, on June 30 of each fiscal year of the Company, commencing on                    , 2013, the aggregate number of shares of Common Stock that may be issued under the Plan shall be automatically increased by an additional amount equal to two percent (2%) of the then issued and outstanding shares of Common Stock. The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options is 7,000,000 shares. Notwithstanding this Incentive Stock Option limitation, effective on                    , 2013, in

    recognition of the annual increase in shares of Common Stock available under the Plan and the duration of the Plan, the maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options is 50,000,000 shares, subject to the maximum Plan share limit described above. The foregoing limitations on the number of shares of Common Stock that may be issued and that may be subject to Awards are subject to adjustment as provided in Section 1.3(c). The shares of Common Stock to be delivered under the Plan shall be fully paid and nonassessable and may be made available from authorized but unissued shares of Common Stock, treasury stock or shares of Common Stock acquired in the open market. No fractional shares shall be issued under the Plan. Payment for any fractional shares that would otherwise be issuable hereunder in the absence of the immediately preceding sentence shall be made in cash. Each share of Common Stock that is the subject of an Award, including each share underlying an Award that is measured by shares but that is intended to be settled in cash, shall be charged against the foregoing maximum share limitations at the time the Award is granted and may not again be made subject to Awards under the Plan pursuant to such limitations. Without limiting the generality of the foregoing, the number of shares of Common Stock remaining available for Award under the foregoing maximum share limitations, as reduced for charges in respect of Awards made from time to time, shall not be increased (nor shall prior charges be reversed) for, among other things, shares of Common Stock (i) not issued and that cease to be issuable for any reason, including but not limited to forfeiture, revocation, cancelation or amendment of an Award or the settlement of an Award, in whole or in part, by the payment of cash, (ii) tendered in payment of the Exercise Price of any Option, (iii) tendered to or withheld by the Company to satisfy tax withholding or other obligations, and/or (iv) repurchased by the Company, whether with Option proceeds or otherwise."

        IN WITNESS WHEREOF, the Amendment is adopted and effective on the      day of                    , 2013, the date approved by the shareholders of the Company.

ZAZA ENERGY CORPORATION
By:
Name:
Title:

ANNEX B

FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
ZAZA ENERGY CORPORATION

        ZaZa Energy Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        FIRST:    The name of the Corporation is ZaZa Energy Corporation.

        SECOND:    This Certificate of Amendment (this "Certificate of Amendment") amends the provisions of the Corporation's Restated Certificate of Incorporation filed with the Secretary of State on February 21, 2012 (the "Certificate of Incorporation") and any amendments thereto.

        THIRD:    The Article numbered FOURTH of the Certificate of Incorporation is hereby deleted and replaced in its entirety with the following:

    FOURTH:

          Section 1.    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 275 million consisting of (1) 25 million shares of preferred stock, par value $0.01 per share ("Preferred Stock"), and (2) 250 million shares of common stock, par value $0.01 per share ("Common Stock").

          Section 2.    The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

          All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

          Section 3.    Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the holders of any class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of any class or series of stock having a preference over the Common Stock then outstanding have been distributed or set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

          Section 4.    Without regard to any other provision of this Certificate of Incorporation, each                         (            ) shares of common stock issued and outstanding, immediately prior to the time this amendment becomes effective shall be and hereby are automatically reclassified and changed (without any further act) into one (1) fully-paid and nonassessable share of common stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that in the event a stockholder would otherwise be entitled to a fraction of

B-1

  a share pursuant to the provisions of this Section 4, such stockholder shall receive one whole share of common stock in lieu of such fractional share and no fractional shares shall be issued.

        FOURTH:    This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        FIFTH:    This Certificate of Amendment shall be effective as of [            ]  p.m. Houston, Texas time on the date written below.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this    th day of                        , 2013.

ZAZA ENERGY CORPORATION
By:
Name:	Todd A. Brooks
Title:	President and Chief Executive Officer

B-2

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card	1234 5678 9012 345

FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ☐

To vote FOR all of the Board of Directors’ recommendations, do not check any of the boxes, date and sign below and return the form in the postage paid envelope.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2.

1.	Nominees to serve a one year term:

			For	Withhold
	01 — Todd A. Brooks		☐	☐
	02 — Travis H. Burris		☐	☐
	03 — John E. Hearn, Jr.		☐	☐
	04 — Gaston L. Kearby		☐	☐
	05 — A. Haag Sherman		☐	☐
	06 — Herbert C. Williamson		☐	☐

		For	Against	Abstain
2.	Approval of an amendment to the ZaZa Energy Corporation Long-Term Incentive Plan to automatically add shares for availability on an annual basis.	☐	☐	☐

3.	Grant of discretionary authority to the board of directors to effect a reverse split of the common stock within one year of such grant within a range of one-for-two to one-for-twenty-five.
		☐	☐	☐

4.

Approval of the issuance of common stock in excess of 20% of the outstanding shares for any conversion of or payment of interest make-whole premium on the Company’s 9.00% Senior Convertible Notes due 2017.

		☐	☐	☐

5.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

B	Non-Voting Items
Change of Address - Please print new address below

C

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If none of the boxes above are checked, your signature below authorizes the proxies to vote “FOR” all Board of Directors’ recommendations.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

☐ FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ☐

Proxy — ZaZa Energy Corporation

1301 McKinney Street
Suite 2850
Houston, Texas 77010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ZAZA ENERGY CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS OF ZAZA ENERGY CORPORATION TO BE HELD ON MAY 30, 2012

The undersigned hereby appoints Todd A. Brooks and Ian H. Fay, and each of them, any one of whom may act without joinder of the other, with full power of substitution, resubstitution and ratification, attorneys and proxies of the undersigned to vote all shares of common stocks of ZaZa Energy Corporation which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Company’s offices located at1301 McKinney Street, Suite 2850, Houston, Texas 77010, on May 30, 2013 at 11:00 a.m., local time, and at any adjournment or postponement thereof, in the manner stated herein as to the matters set forth in the Notice of Annual Meeting and Proxy Statement, and in their discretion on any other matter that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Director’s recommendations:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, FOR THE APPROVAL OF AN AMENDMENT TO THE ZAZA ENERGY CORPORATION LONG-TERM INCENTIVE PLAN DESCRIBED IN PROPOSAL 2, FOR THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK DESCRIBED IN PROPOSAL 3, FOR THE APPROVAL OF THE ISSUANCE OF COMMON STOCK DESCRIBED IN PROPOSAL 4 AND FOR THE RATIFICATION OF THE APPOINTMENT OF OUR SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND, IN THE DISCRETION OF THE PROXIES, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS OF ZAZA ENERGY CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, FOR THE APPROVAL OF AN AMENDMENT TO THE ZAZA ENERGY CORPORATION LONG-TERM INCENTIVE PLAN DESCRIBED IN PROPOSAL 2, FOR THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK DESCRIBED IN PROPOSAL 3, FOR THE APPROVAL OF THE ISSUANCE OF COMMON STOCK DESCRIBED IN PROPOSAL 4 AND FOR THE RATIFICATION OF THE APPOINTMENT OF OUR SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

(To be Voted and Signed on Reverse Side)